Exhibit 10.1

Execution version

Dated           20 August          2025

SEAWAYS LR HOLDING CORPORATION

as Borrower

INTERNATIONAL SEAWAYS, INC.

INTERNATIONAL SEAWAYS OPERATING CORPORATION

SEAWAYS ALPHA LR CORPORATION

SEAWAYS BETA LR CORPORATION

SEAWAYS DELTA LR CORPORATION

SEAWAYS EPSILON LR CORPORATION

SEAWAYS GAMMA LR CORPORATION

SEAWAYS ZETA LR CORPORATION

as Guarantors

THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

as K-SURE Covered Lenders and as Commercial Lenders

THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

as Hedge Counterparties

DNB MARKETS, INC.

as Arranger

DNB BANK ASA, NEW YORK BRANCH

as Facility Agent

DNB BANK ASA, NEW YORK BRANCH

as K-SURE Agent

and

DNB BANK ASA, NEW YORK BRANCH

as Security Agent

FACILITIES AGREEMENT

relating to (i) a term facility of up to US$239,738,854 and
(ii) a revolving credit facility of up to US$91,899,894
in respect of the financing of six LR1 tanker newbuildings
currently under construction at K Shipbuilding Co., Ltd.

Index

Clause		Page

Section 1 Interpretation		3
1	Definitions and Interpretation	3
Section 2 The Facilities		38
2	The Facilities	38
3	Purpose	39
4	Conditions of Utilisation of K-SURE Covered Tranche	39
5	Conditions of Utilisation of Commercial Tranche	41
Section 3 Utilisation		42
6	Utilisation	42
Section 4 Repayment, Prepayment and Cancellation		45
7	Repayment	45
8	Prepayment and Cancellation	46
Section 5 Costs of Utilisation		54
9	Interest	54
10	Interest Periods	57
11	Changes to the Calculation of Interest	58
12	Fees and K-SURE Insurance Premium	59
Section 6 Additional Payment Obligations		62
13	Tax Gross Up and Indemnities	62
14	Increased Costs	68
15	Other Indemnities	70
16	Mitigation by the Finance Parties	73
17	Costs and Expenses	73
Section 7 Guarantee		75
18	Guarantee and Indemnity	75
Section 8 Representations, Undertakings and Events of Default		79
19	Representations	79
20	Information Undertakings	88
21	Financial Covenants	93
22	General Undertakings	97
23	Insurance Undertakings	109
24	General Ship Undertakings	114
25	Security Cover	120
26	Accounts, and application of Earnings and Hedge Receipts	122
27	Events of Default	123
Section 9 Changes to Parties		128
28	Changes to the Lenders and Hedge Counterparties	128
29	Changes to the Obligors	134
Section 10 The Finance Parties		136
30	The Facility Agent and the Arranger	136
31	The Security Agent	147
32	K-SURE Agent	162
33	Conduct of Business by the Finance Parties	164
34	Sharing among the Finance Parties	164
Section 11 Administration		166
35	Payment Mechanics	166
36	Set-Off	169
37	Bail-In	169

38	Notices	170
39	Calculations and Certificates	172
40	Partial Invalidity	172
41	Remedies and Waivers	172
42	Entire Agreement	173
43	Settlement or Discharge Conditional	173
44	Irrevocable Payment	173
45	Amendments and waivers	173
46	Confidential Information	177
47	Confidentiality of Funding Rates	181
48	Counterparts	183
Section 12 Governing Law and Enforcement		184
49	Governing Law	184
50	Enforcement	184

Schedules

Schedule 1 The Parties		185
	Part A The Obligors	185
	Part B The Original Lenders	187
	Part C The Servicing Parties	188
Schedule 2 Conditions Precedent		189
	Part A Conditions Precedent to Initial Utilisation Request	189
	Part B Conditions Precedent to Utilisation of K-SURE Tranche	192
Schedule 3 Requests		194
	Part A Utilisation Request	194
	Part B Selection Notice	196
Schedule 4 Form of Transfer Certificate		197
Schedule 5 Form of Assignment Agreement		199
Schedule 6 Form of Compliance Certificate		202
Schedule 7 Details of the Ships		203
Schedule 8 Timetables		204

Execution

Execution Pages		205

Execution version

THIS AGREEMENT is made on          20 August          2025

PARTIES

(1)

SEAWAYS LR HOLDING CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower ( the “Borrower”)

(2)

INTERNATIONAL SEAWAYS, INC., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a guarantor (“Holdings”)

(3)

INTERNATIONAL SEAWAYS OPERATING CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a guarantor (“ISOC”)

(4)

SEAWAYS ALPHA LR CORPORATION (“Owner A”), SEAWAYS BETA LR CORPORATION (“Owner B”), SEAWAYS DELTA LR CORPORATION (“Owner C”), SEAWAYS EPSILON LR CORPORATION (“Owner D”), SEAWAYS GAMMA LR CORPORATION (“Owner E”) and SEAWAYS ZETA LR

CORPORATION (“Owner F”) each a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as guarantors (together, the “Owners”)

(5)	DNB MARKETS, INC. as mandated lead arranger, coordinator and bookrunner (the “Arranger”)
(6)

THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as commercial lenders (the “Commercial Lenders”) and as K-SURE Covered lenders (the “K-SURE Covered Lenders” and together with the Commercial Lenders, the “Original Lenders”)

(7)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the “Hedge Counterparties”)
(8)	DNB BANK ASA, NEW YORK BRANCH as agent of the other Finance Parties (the “Facility Agent”)
(9)	DNB BANK ASA, NEW YORK BRANCH as agent of K-SURE (the “K-SURE Agent”)
(10)	DNB BANK ASA, NEW YORK BRANCH as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

(A)	The Lenders have agreed to make available to the Borrower senior secured credit facilities to:

(i)enable the Owners to partially finance the Ships by way of a loan in a principal amount not exceeding US$239,738,854; and

(ii)partially finance the repayments of the debt incurred under paragraph (A)(i) above by way of a loan in a principal amount not exceeding US$91,899,894.

(B)The Hedge Counterparties have agreed to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower's exposure under this Agreement to interest rate fluctuations.

(C)The Lenders and the Hedge Counterparties have agreed to share the security to be granted to the Security Agent pursuant to this Agreement on the terms described within this Agreement and the other Finance Documents.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Agreement:

“1992 ISDA Master Agreement” means the Master Agreement (Multicurrency - Cross Border) as published by the International Swaps and Derivatives Association, Inc.

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Account Bank” means J.P. Morgan Chase Bank N.A. acting through its office at 383 Madison Avenue, New York, NY 10017, USA or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders.

“Account Security” means a document creating Security over the Earnings Account in agreed form.

“Advance” means a Utilisation of all or part of a Tranche under this Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Annex VI” means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto and as further amended from time to time.

“Anti-Corruption Laws” means the England and Wales Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other applicable anti-corruption legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any Legal Requirements relating to terrorism or money laundering.

“Approved Brokers” means Marsh McLennan or any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders which authorisation no Lender shall unreasonably withhold or delay and the K-SURE Agent, acting with the authorisation of K-SURE.

“Approved Classification” means, in relation to a Ship, as at the date of this Agreement, a class acceptable to the Facility Agent with the Approved Classification Society or the equivalent classification with another Approved Classification Society.

“Approved Classification Society” means, in relation to a Ship, as at the date of this Agreement, DNV, Lloyds, ABS, Bureau Veritas, Korean Register of Shipping or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders and K-SURE.

“Approved Commercial Manager” means, in relation to a Ship, as at the date of this Agreement, Panamax International, any Subsidiary of Holdings or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders and K-SURE as the commercial manager of that Ship.

“Approved Flag” means, in relation to a Ship, the flag of the Republic of the Marshall Islands, the Commonwealth of the Bahamas, Republic of Liberia, Republic of Panama, Bermuda, Hong Kong, Singapore, the United States of America or such other flag and, if applicable port of registry, approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders which authorisation no Lender shall unreasonably withhold or delay and a reference to “the Approved Flag” in respect of a Ship shall be a reference to the flag and, if applicable port of registry, under which that Ship is then flagged with the agreement of the Facility Agent acting with the authorisation of the Majority Lenders and K-SURE.

“Approved Manager” means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

“Approved Technical Manager” in relation to a Ship, as at the date of this Agreement, V.Ships UK Limited, any Affiliate of V.Ships UK Limited, any Subsidiary of Holdings or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders and K-SURE as the technical manager of that Ship.

“Approved Valuer” means Fearnleys AS, Clarksons, Braemar ACM, Maersk Broker K/S, Arrow Sale & Purchase (UK) Ltd, Simpson Spence Young Shipbrokers Ltd, Affinity LLP (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including:

(a)	in relation to a K-SURE Covered Tranche, the period beginning on the Delivery Date for the Ship to which that K-SURE Covered Tranche relates and ending on the earlier of:
(i)	the date falling 210 days from the Contractual Delivery Date of that Ship; and
(ii)

the date on which the Shipbuilding Contract for that Ship is cancelled, terminated or rescinded for any reason whatsoever by any party or transferred, assigned or novated by an Obligor or otherwise disposed of to any other person; and

(b)	in relation to the Commercial Tranche allocated to a K-SURE Covered Loan, the period from the date the repayment instalments in respect of that K-SURE Covered Loan commence and ending on the date falling six months prior to the Termination Date for that K-SURE Covered Loan.

“Available Commitment” means, in relation to a Tranche or a Facility, a Lender's Commitment under that Tranche or Facility minus:

(a)	the amount of its participation in the outstanding Advances under that Tranche or Facility and
(b)	in relation to any proposed Utilisation, the amount of its participation in any other Advance that is due to be made under that Tranche or Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Tranche or a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Tranche or Facility.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)in relation to the United Kingdom, the UK Bail-In Legislation.

“Break Costs” means the amount (if any) by which:

(a)

the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Builder” means K Shipbuilding Co., Ltd., a corporation organised and registered under the laws of the Republic of Korea whose principal office is at 60, Myeongje-ro, Jinhae, Changwon, Gyeongsangnam-do, Korea.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Oslo and Seoul and (in relation to the fixing of an interest rate) which is an RFR Banking Day.

“Central Bank Rate” means:

(a)	the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b)	if that target is not a single figure, the arithmetic mean of:
(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii)	the lower bound of that target range.

“Central Bank Rate Adjustment” means, in relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Facility Agent, or by any Finance Party which agrees to do so in place of the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which Term SOFR for a tenor as closely comparable to the Interest Period to which the Central Bank Rate Adjustment is to apply is available.

“Central Bank Rate Spreads” means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent (or by any Finance Party which agrees to do so in place of the Facility Agent) of:

(a)	Term SOFR for a tenor as closely comparable to the Interest Period to which the Central Bank Rate Adjustment is to apply for that RFR Banking Day; and
(b)	the Central Bank Rate prevailing at close of business on that RFR Banking Day.

“Change Order Amount” means, in respect of a Ship, the amount of any increase to the Contract Price of that Ship which has been approved by the Finance Parties and K-SURE, but which shall not in any event be greater than the relevant amount set out in Schedule 7 (Details of the Ships).

“Charter” means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence.

“Charter Guarantee” means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Facility” has the meaning given to such term in Clause 2.1 (The Facilities).

“Commercial Loan” means the aggregate amount of Advances to be made available under the Commercial Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Commercial Facility.

“Commercial Management Agreement” means the agreement entered into between an Owner and the Approved Commercial Manager regarding the commercial management of a Ship.

“Commercial Tranche” means that part of the Commercial Loan made or to be made available to the Borrower to enable it to partially finance the repayments of the K-SURE Covered Loan up to an amount not exceeding the Total Commercial Tranche Commitment.

“Commercial Tranche Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commercial Tranche” in Part B of Schedule 1 (The Parties) and the amount of any other Commercial Tranche Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commercial Tranche Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commitment” means a K-SURE Covered Tranche Commitment or a Commercial Tranche Commitment.

“Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Borrower and the Facility Agent.

“Confidential Information” means all information relating to any Transaction Obligor, the Group, the Finance Documents or all or any part of a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or all or any part of a Facility from either:

(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 46 (Confidential Information); or
(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Facility Agent.

“Contract Price” means in respect of a Ship, the price payable to the Builder for that Ship under the terms of the relevant Shipbuilding Contract as set out in Schedule 7 (Details of the Ships).

“Contractual Delivery Date” means, in respect of a Ship, the date on which that Ship is scheduled to be delivered to the relevant Owner by the Builder under the terms of the relevant Shipbuilding Contract, as set out in Schedule 7 (Details of the Ships).

“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

“Default” means an Event of Default or a Potential Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Delivery Date” means the date on which a Ship is delivered by the Builder to the relevant Owner under the relevant Shipbuilding Contract.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Document of Compliance” has the meaning given to it in the ISM Code.

“dollars” and “$” mean the lawful currency, for the time being, of the United States of America.

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to an Owner or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:
(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;
(ii)	the proceeds of the exercise of any lien on sub-freights;
(iii)	compensation payable to an Owner or the Security Agent in the event of requisition of that Ship for hire or use;
(iv)	remuneration for salvage and towage services;
(v)	demurrage and detention moneys;
(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;
(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;
(viii)	all monies which are at any time payable to an Owner in relation to general average contribution; and
(b)

if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

“Earnings Account” means, in relation to the Borrower:

(a)	an account in the name of the Borrower with the Account Bank designated “Earnings Account”;
(b)

any other account in the name of the Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Embargoed Person” means a person with whom dealings are restricted or prohibited under any Sanctions.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, which is, or at any time during which the applicable statute of limitations remains open, was maintained or contributed to by any Obligor or any of its ERISA Affiliates (other than a Multiemployer Plan). For the avoidance of doubt, the definition of “Employee Benefit Plan” does not include Non-U.S. Plans.

“Environmental Approval” means any present or future permit, license, approval, consent, registration, notification, exemption or other Authorisation required under Environmental Law.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)

any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any and all applicable current and future Legal Requirements relating to the environment, pollution, any Environmentally Sensitive Material, including the release or threatened release of any Environmentally Sensitive Material and exposure to any Environmentally Sensitive Material, natural resource damages, or occupational safety or health.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Equity Interests” means with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), or if such person is a limited liability company, membership interests, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code (and, for purposes of Section 302 of ERISA and each “applicable section” under Section 414(t)(2) of the Code, under Section 414(b), (c), (m) or (o) of the Code), or under Section 4001 of ERISA.

“ERISA Event” means:

(a)	the failure to make any required contribution to any Pension Plan or Multiemployer Plan; or
(b)

the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to any Obligor or any of its ERISA Affiliates.

“EU Bail-In Legislation Schedule” means the document described as such and published by the LMA from time to time.

“EU Ship Recycling Regulation” means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC.

“Event of Default” means any event or circumstance specified as such in Clause 27 (Events of Default).

“Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001

“Facility” means the K-SURE Covered Facility or the Commercial Facility.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between any of the Arranger, the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 12 (Fees and K-SURE Insurance Premium).

“Finance Document” means:

(a)	this Agreement;
(b)	any Fee Letter;
(c)	each Utilisation Request;
(d)	any Security Document;
(e)	any Hedging Agreement;
(f)	any Manager's Undertaking other than a Manager's Undertaking entered into by an Approved Technical Manager;
(g)	any Subordination Agreement;
(h)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or
(i)	any other document designated as such by the Facility Agent and the Borrower.

“Finance Party” means the Facility Agent, the Security Agent, the K-SURE Agent, the Arranger, a Lender or a Hedge Counterparty.

“Financial Indebtedness” means any indebtedness for or in relation to:

(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)

the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 11.3 (Cost of funds).

“GAAP” means generally accepted accounting principles in the United States of America.

“General Assignment” means, in relation to a Ship, the general assignment creating Security over:

(a)	that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship;

(b)any Charter and any Charter Guarantee in relation to that Ship,

in agreed form.

“Group” means Holdings, ISOC and the Borrower and each of their Subsidiaries for the time being.

“Guarantor” means Holdings, ISOC or an Owner.

“Hedge Receipts” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Agent by a Hedge Counterparty under a Hedging Agreement.

“Hedging Agreement” means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by the Borrower for the purpose of hedging interest payable under this Agreement.

“Hedging Agreement Security” a hedging agreement security creating Security over the Borrower's rights and interests in any Hedging Agreement, in agreed form.

“Hedging Prepayment Proceeds” means any Hedge Receipts arising as a result of termination or closing out under a Hedging Agreement.

“Historic Term SOFR” means in relation to the Loan or any part of the Loan, the most recent applicable Term SOFR for a period equal in length to the Interest period of the Loan or any part of the Loan and which is as of a day which is no more than two RFR Banking Days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in relation to which it is a Subsidiary.

“Hong Kong Convention” means the International Maritime Organization's convention for the Safe and Environmentally Sound Recycling of Ships, 2009 together with the guidelines to be issued by the International Maritime Organization in connection with such convention.

“Indemnified Person” has the meaning given to it in Clause 15.2 (Other indemnities).

“Insurances” means, in relation to a Ship:

(a)

all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship's Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)

all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Interest Payment Date” has the meaning given to it in paragraph (a) of Clause 9.2 (Payment of interest).

“Interest Period” means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Inventory of Hazardous Materials” means, in relation to a Ship, an inventory certificate or statement of compliance (as applicable) issued by the relevant classification society or shipyard authority which is supplemented by a list of any and all materials known to be potentially hazardous utilised in the construction of, or otherwise installed on, that Ship, pursuant to the requirements of the EU Ship Recycling Regulation.

“IRS” means the US Internal Revenue Service.

“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“K-SURE” means Korea Trade Insurance Corporation of 14 Jongro (Seorin Dong), Jongro-ku, Seoul 03187, Korea..

“K-SURE Insurance Policy” means, in respect of a Ship, an insurance policy issued or to be issued by K-SURE in favour of the Lenders together with the General Terms and Conditions of Medium and Long Term Export Insurance (Buyer's Credit, Standard Type) and the special terms and conditions each attached to the insurance policy providing political and commercial risks cover and otherwise setting out the terms and conditions of K-SURE's insurance cover for an amount of up to 95 per cent. of the K-SURE Covered Loans and accrued interest on it.

“K-SURE Covered Facility” has the meaning given to such term in Clause 2.1 (The Facilities).

“K-SURE Covered Loan” means the aggregate amount of Advances to be made available under the K-SURE Covered Facility or the aggregate principal amount outstanding for the time being of the borrowings under the K-SURE Covered Facility.

“K-SURE Covered Tranche” means K-SURE Covered Tranche A, K-SURE Covered Tranche B, K-SURE Covered Tranche C, K-SURE Covered Tranche D, K-SURE Covered Tranche E or K-SURE Covered Tranche F.

“K-SURE Covered Tranche A” means that part of the K-SURE Covered Loan made or to be made available to the Borrower to enable Owner A finance up to the lower of (i) 70 per cent. of the Contract Price and the approved Change Order Amount of Ship A and (ii) 70 per cent. of the Market Value for Ship A.

“K-SURE Covered Tranche A Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “K-SURE Covered Tranche A” in Part B of Schedule 1 (The Parties) and the amount of any other K-SURE Covered Tranche A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any K-SURE Covered Tranche A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“K-SURE Covered Tranche B” means that part of the K-SURE Covered Loan made or to be made available to the Borrower to enable Owner B finance up to the lower of (i) 70 per cent. of the Contract Price and the approved Change Order Amount of Ship B and (ii) 70 per cent. of the Market Value for Ship B.

“K-SURE Covered Tranche B Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “K-SURE Covered Tranche B” in Part B of Schedule 1 (The Parties) and the amount of any other K-SURE Covered Tranche B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any K-SURE Covered Tranche B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“K-SURE Covered Tranche C” means that part of the K-SURE Covered Loan made or to be made available to the Borrower to enable Owner C finance up to the lower of (i) 70 per cent. of the Contract Price and the approved Change Order Amount of Ship C and (ii) 70 per cent. of the Market Value for Ship C.

“K-SURE Covered Tranche C Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “K-SURE Covered Tranche C” in Part B of Schedule 1 (The Parties) and the amount of any other K-SURE Covered Tranche C Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any K-SURE Covered Tranche C Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“K-SURE Covered Tranche Commitment” means the K-SURE Covered Tranche A Commitment, K-SURE Covered Tranche B Commitment, K-SURE Covered Tranche C Commitment, K-SURE Covered Tranche D Commitment, K-SURE Covered Tranche E Commitment or K-SURE Covered Tranche F Commitment.

“K-SURE Covered Tranche D” means that part of the K-SURE Covered Loan made or to be made available to the Borrower to enable Owner D finance up to the lower of (i) 70 per cent. of the Contract Price and the approved Change Order Amount of Ship D and (ii) 70 per cent. of the Market Value for Ship D.

“K-SURE Covered Tranche D Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “K-SURE Covered Tranche D” in Part B of Schedule 1 (The Parties) and the amount of any other K-SURE Covered Tranche D Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any K-SURE Covered Tranche D Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“K-SURE Covered Tranche E” means that part of the K-SURE Covered Loan made or to be made available to the Borrower to enable Owner E finance up to the lower of (i) 60 per cent. of the Contract Price and the approved Change Order Amount of Ship E and (ii) 60 per cent. of the Market Value for Ship E.

“K-SURE Covered Tranche E Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “K-SURE Covered Tranche E” in Part B of Schedule 1 (The Parties) and the amount of any other K-SURE Covered Tranche E Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any K-SURE Covered Tranche E Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“K-SURE Covered Tranche F” means that part of the K-SURE Covered Loan made or to be made available to the Borrower to enable Owner F finance up to the lower of (i) 60 per cent. of the Contract Price and the approved Change Order Amount of Ship F and (ii) 60 per cent. of the Market Value for Ship F.

“K-SURE Covered Tranche F Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “K-SURE Covered Tranche F” in Part B of Schedule 1 (The Parties) and the amount of any other K-SURE Covered Tranche F Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any K-SURE Covered Tranche F Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“K-SURE Insurance Premium” means the premium payable to K-SURE under the K-SURE Insurance Policy in respect of the cover provided by K-SURE under the K-SURE Insurance Policy, as such premium is determined by K-SURE in accordance with Clause 12.4 (K-SURE Insurance Premium).

“Legal Requirements” means any treaty, convention, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, order or determination of an arbitrator or a court or other governmental authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and
(d)

any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation of K-SURE Covered Tranche).

“Lender” means:

(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 28 (Changes to the Lenders and Hedge Counterparties),

which in each case has not ceased to be a Party as such in accordance with this Agreement.

“Lender Register” has the meaning given to such term in Clause 28.11 (Lender Register).

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association or any successor organisation.

“Loan” means the aggregate amount of Advances to be made available under the Facilities or the aggregate principal amount outstanding for the time being of the borrowings under the Facilities and a “part of the Loan” means an Advance, a Tranche, a part of a Tranche, or any other part of the Loan as the context may require.

“Major Casualty” means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$3,000,000 or the equivalent in any other currency.

“Majority Lenders” means:

(a)	if no Advance has yet been made, a Lender or Lenders (which shall include at least one Commercial Lender) whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or
(b)

at any other time, a Lender or Lenders (which shall include at least one Commercial Lender) whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders (which shall include at least one Commercial Lender) whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

“Management Agreement” means a Technical Management Agreement or a Commercial Management Agreement.

“Manager's Undertaking” means, in relation to a Ship, the letter of undertaking from the Approved Technical Manager and the letter of undertaking from an Approved Commercial Manager (other than Panamax International):

(a)	subordinating the rights of the Approved Technical Manager or the Approved Commercial Manager respectively against each Ship and each Obligor to the rights of the Finance Parties; and
(b)	in the case of the Approved Technical Manager, creating Security over its interest in that Ship's Insurances,

in agreed form.

“Margin” means:

(a)	in respect of a K-SURE Covered Tranche, 1.10 per cent. per annum; and

(b)in respect of the Commercial Tranche, 1.45 per cent. per annum.

“Market Disruption Rate” means the Reference Rate.

“Market Value” means, in relation to a Ship or any other vessel, at any date, an amount determined by the Facility Agent pursuant to Clause 25.3 (Valuation of Ships).

“Material Adverse Effect” means:

(a)	a material adverse effect on, or a material adverse change in, the business, operations, property, condition (financial or otherwise) or prospects of the Group as a whole; or
(b)	an impairment of the ability of any Transaction Obligor to perform its obligations under any Finance Document; or
(c)

a material impairment of the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgage” means, in relation to a Ship, a first preferred Marshall Islands ship mortgage on that Ship in agreed form or any replacement first preferred or first priority ship mortgage on that Ship under the laws of an Approved Flag in agreed form.

“Multiemployer Plan” means an employee benefit plan of the type described in Section 4001(a)(3) or Section 3(37) of ERISA and subject to Title IV of ERISA to which any Obligor or any of its ERISA Affiliates is making or obligated to make contributions or during the preceding five plan years, has made or been obligated to make contributions

“New Lender” has the meaning given to such term in Clause 28.1 (Assignments and transfers by the Lenders).

“Non-Consenting Lender” has the meaning given to such term in paragraph (f) of Clause 8.9 (Right of replacement or repayment and cancellation in relation to a single Lender).

“Non-U.S. Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Obligor with respect to employees, officers or directors employed, or otherwise engaged, outside the United States of America.

“Obligor” means the Borrower or a Guarantor.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Original Financial Statements” means in relation to Holdings, the audited consolidated financial statements of the Group for its financial year ended 31 December 2024.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).

“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause

31.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that Clause as incorporated by reference or in full in any other Finance Document.

“Party” means a party to this Agreement.

“Pension Plan” means any Employee Benefit Plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part 1 of the U.K. Pensions Act 2004.

“Perfection Requirements” means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document.

“Permitted Charter” means, in relation to a Ship, a Charter:

(a)	which is a time, voyage or consecutive voyage charter;
(b)	which is, where it is for a charter period of more than 36 months plus a customary redelivery notice period, assigned in favour of the Security Agent;
(c)	which is entered into on bona fide arm's length terms at the time at which that Ship is fixed; and
(d)	in relation to which not more than two months' hire is payable in advance,

and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

“Permitted Financial Indebtedness” means:

(a)	any Financial Indebtedness incurred under the Finance Documents;
(b)

any trade credits that are incurred in the ordinary course of the business of owning and operating the Ships on customary and arms' length terms, the necessity of which can be reasonably evidenced and/or supported by the Borrower or the Owners;

(c)

in respect of bid, performance, customs or surety bonds issued for the account of any person in the ordinary course of business, including guarantees or obligations of any person with respect to letters of credit supporting such bid, performance, customs or surety obligations (in each case other than for an obligation for borrowed money), so long as if such bid, performance, customs or surety bonds are in respect of the Ships or incurred by an Obligor, such Indebtedness shall not exceed an aggregate amount not to exceed US$30,000,000 at any time outstanding;

(d)

Financial Indebtedness arising from the honouring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided, however, that in the case of any such Financial Indebtedness of an Obligor, such Financial Indebtedness is extinguished within five Business Days of incurrence;

(e)	Financial Indebtedness of Holdings and its Subsidiaries arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(f)	Financial Indebtedness of Holdings and its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;
(g)	Financial Indebtedness consisting of pool financing indebtedness in an aggregate principal amount not to exceed US$75,000,000 at any time outstanding (which amount, for the avoidance of doubt, shall include the principal amount of all Financial Indebtedness of an Obligor in respect of such pool financing indebtedness for which it is liable, whether on a several basis, or on a joint and several basis with any other person;

(h)

any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Agreement or otherwise and which is, in the case of any such Financial Indebtedness of the Borrower or an Owner, the subject of Subordinated Debt Security.

“Permitted Security” means:

(a)	Security created by the Finance Documents;
(b)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice and not being enforced through arrest;
(c)	liens for salvage;
(d)	liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest;
(e)

inchoate liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and liens for taxes, assessments or governmental charges or levies, which are immaterial or being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or court orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such lien;

(f)

liens in respect of property of any Obligor imposed by law, which were incurred in the ordinary course of business and do not secure Financial Indebtedness, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business), and:

(i)

which do not in the aggregate materially and adversely affect the value of the property subject to such lien, and do not materially impair the use thereof in the operation of the business of the respective Obligor; and

(ii)

which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or court orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such lien;

(g)

liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which such Obligor shall in good faith be diligently prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(h)	liens which are:
(i)

incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (in each case, exclusive of obligations for the payment of Financial Indebtedness); or

(ii)	arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

provided that:

(A)	such tenders obligations, bonds, contracts or premiums relate to the business of the Owners or the Ships;
(B)	such liens do not relate to the incurrence of Financial Indebtedness for borrowed money; and
(C)

such liens are for amounts not yet due and payable or delinquent or to the extent such amounts are due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or court orders entered in connection with such proceeds) have the effect of preventing the forfeiture or sale of the property subject to such lien;

(i)

bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Obligor, in each case granted in the ordinary course of business in favour of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements provided that, unless such liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such liens secure (either directly or indirectly) the repayment of any Financial Indebtedness;

(j)	liens:
(i)	in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(ii)	in the ordinary course of business for dry-docking, maintenance, repairs and improvements to Ships, crews’ wages, salvage (including contract salvage and general average); and
(iii)

maritime liens (other than in respect of Financial Indebtedness) for amounts not yet due and payable or more than 30 days delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or court orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such lien up to an aggregate amount at any time not to exceed US$3,000,000 for such Ship and US$18,000,000 in aggregate for all Ships;

(k)	liens solely on any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement in respect of any transaction permitted hereunder;
(l)	liens arising by operation of law and fully covered (in excess of permitted deductibles) by Insurance;
(m)	liens arising pursuant to a Permitted Charter;
(n)	liens on pool financing receivables and the proceeds thereof; and
(o)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship:
(i)	not as a result of any default or omission by any Obligor;
(ii)	not being enforced through arrest; and
(iii)	subject, in the case of liens for repair or maintenance, to Clause 24.16 (Restrictions on chartering, appointment of managers etc.),

provided such lien does not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the relevant Ship or any interest in it being seized, sold, forfeited or lost).

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios originally published in June 2019 as the same may be amended or replaced from time to time.

“Potential Event of Default” means any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Protected Party” has the meaning given to it in Clause 13.1 (Definitions).

“Quotation Day” means:

(a)

subject to paragraph (b) below, in relation to any period for which an interest rate is to be determined, two RFR Banking Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days); or

(b)	if the Reference Rate, is or is based on, the Central Bank Rate, two RFR Banking Days before the first day of that period.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Reference Rate” means, in relation to the Loan or any part of the Loan:

(a)	the applicable Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or
(b)	as otherwise determined pursuant to Clause 11.1 (Unavailability of Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is (i) regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and (ii) managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;
(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Market” means the market for overnight cash borrowing collateralised by US Government Securities.

“Repayment Date” means each date on which a Repayment Instalment is required to be paid under Clause 7.1 (Repayment of Loans).

“Repayment Instalment” has the meaning given to it in Clause 7.1 (Repayment of Loans).

“Repeating Representation” means each of the representations set out in Clause 19 (Representations) except Clause 19.10 (Insolvency), Clause 19.11 (No filing or stamp taxes) and Clause 19.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Reporting Day” means:

(a)	subject to paragraph (b) below, the Quotation Day for the relevant Interest Period; or
(b)	if the Reference Rate is, or is based on the Central Bank Rate, the date falling one Business Day after the Quotation Day for the relevant Interest Period.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition” means, in relation to a Ship:

(a)

any expropriation, confiscation, requisition (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any arrest, capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

“Requisition Compensation” includes all compensation or other moneys payable to an Owner by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“RFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“RFR Banking Day” means any day other than:

(a)	a Saturday or Sunday; and
(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“Russian Oil Price Cap Measures” means the provisions of Article 3n of Council Regulation (EU) No 833/2014 and US Executive Order 14071 and determinations and implementation guidance thereunder), in each case related to the Russian oil price cap.

“Russian Oil Products” means oil or petroleum products of Russian origin.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions” means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority

“Sanctions Authority” means the respective governmental institutions and agencies of the United States, the European Union (and its member states), the United Kingdom, the European Economic Area (and its member states), Australia, Korea and the United Nations, including the

U.S. Treasury Department, the U.S. Commerce Department, the U.S. State Department, the United Nations Security Council, the Australian Department of Foreign Affairs and Trade or other relevant sanctions authority of the United States, the European Union (and its member states), the United Kingdom, the European Economic Area (and its member states), Australia, Korea or the United Nations.

“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Secured Party under or in connection with each Finance Document.

“Secured Party” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Security Assets” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security Document” means:

(a)	any Shares Security;
(b)	any Mortgage;
(c)	any General Assignment;
(d)	any Manager's Undertaking entered into by an Approved Technical Manager;
(e)	any Account Security;
(f)	any Hedging Agreement Security;
(g)	any Subordinated Debt Security;
(h)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or
(i)	any other document designated as such by the Facility Agent and the Borrower.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)

all obligations expressed to be undertaken by an Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;
(d)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and
(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

“Selection Notice” means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 10 (Interest Periods) in relation to a Facility.

“Servicing Party” means the Facility Agent or the Security Agent.

“Shares Security” means, in relation to an Owner, a document creating Security over the issued shares in that Owner in agreed form.

“Ship” means Ship A, Ship B, Ship C, Ship D, Ship E or Ship F.

“Ship A” means the LR1 product tanker, having Builder's hull number S-1810, which is to be constructed by the Builder for, and purchased by Owner A under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Owner A under the laws and flag of an Approved Flag further details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship B” means the LR1 product tanker, having Builder's hull number S-1811, which is to be constructed by the Builder for, and purchased by Owner B under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Owner B under the laws and flag of an Approved Flag further details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship C” means the LR1 product tanker, having Builder's hull number S-1812, which is to be constructed by the Builder for, and purchased by Owner C under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Owner C under the laws and flag of an Approved Flag further details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship D” means the LR1 product tanker, having Builder's hull number S-1813, which is to be constructed by the Builder for, and purchased by Owner D under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Owner D under the laws and flag of an Approved Flag further details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship E” means the LR1 product tanker, having Builder's hull number S-1814, which is to be constructed by the Builder for, and purchased by Owner E under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Owner E under the laws and flag of an Approved Flag further details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship F” means the LR1 product tanker, having Builder's hull number S-1815, which is to be constructed by the Builder for, and purchased by Owner F under the relevant Shipbuilding Contract and which, on delivery, is to be registered in the name of Owner F under the laws and flag of an Approved Flag further details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Shipbuilding Contract” means:

(a)	in respect of Ship A, the shipbuilding contract dated 8 August 2023 and made between

(i) the Builder and (ii) Owner A for the construction by the Builder of Ship A and its purchase by Owner A;

(b)	in respect of Ship B, the shipbuilding contract dated 8 August 2023 and made between

(i) the Builder and (ii) Owner B for the construction by the Builder of Ship B and its purchase by Owner B;

(c)	in respect of Ship C, the shipbuilding contract dated 24 November 2023 and made between (i) the Builder and (ii) Owner C for the construction by the Builder of Ship C and its purchase by Owner C;
(d)	in respect of Ship D, the shipbuilding contract dated 24 November 2023 and made between (i) the Builder and (ii) Owner D for the construction by the Builder of Ship D and its purchase by Owner D;
(e)	in respect of Ship E, the shipbuilding contract dated 23 April 2024 and made between

(i) the Builder and (ii) Owner E for the construction by the Builder of Ship E and its purchase by Owner E; and

(f)	in respect of Ship F, the shipbuilding contract dated 23 April 2024 and made between

(i) the Builder and (ii) Owner F for the construction by the Builder of Ship F and its purchase by Owner F.

“Specified Time” means a day or time determined in accordance with Schedule 8 (Timetables).

“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Subordinated Creditor” means:

(a)	an Obligor; or
(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

“Subordinated Debt Security” means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.

“Subordinated Finance Document” means any document relating to or evidencing Subordinated Liabilities.

“Subordinated Liabilities” means all indebtedness owed or expressed to be owed by the Obligors to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

“Subordination Agreement” means a subordination agreement entered into or to be entered into by each Subordinated Creditor and the Security Agent in agreed form.

“Subsidiary” means with respect to any person (the “parent”) at any date:

(a)

any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date;

(b)

any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent;

(c)	any partnership:
(i)	the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent; or
(ii)	the only general partners of which are the parent and/or one or more subsidiaries of the parent; and
(d)	any other person that is otherwise controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of an Obligor.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 13.1 (Definitions). “Tax Deduction” has the meaning given to it in Clause 13.1 (Definitions). “Tax Payment” has the meaning given to it in Clause 13.1 (Definitions).

“Technical Management Agreement” means the agreement entered into between an Owner and the Approved Technical Manager regarding the technical management of a Ship.

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Termination Date” means in relation to each K-SURE Covered Tranche and the part of the Commercial Loan that has been allocated to it, the date falling 144 Months from the Utilisation Date of the relevant K-SURE Covered Tranche, which shall be no later than 28 April 2039.

“Third Parties Act” has the meaning given to it in Clause 1.5 (Third party rights).

“Total Commercial Tranche Commitment” means the aggregate of the Commercial Tranche Commitments of all of the Lenders, being US$91,899,894 at the date of this Agreement

“Total Commitments” means the aggregate of the Total K-SURE Covered Tranche Commitments and the Total Commercial Tranche Commitment, being US$331,638,748 at the date of this Agreement.

“Total K-SURE Covered Tranche Commitments” means the aggregate of the K-SURE Covered Tranche Commitments, being US$239,738,854 at the date of this Agreement.

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or
(b)	any Requisition of that Ship unless that Ship is returned to the full control of the relevant Owner.

“Total Loss Date” means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:
(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and
(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Owner with that Ship's insurers in which the insurers agree to treat that Ship as a total loss;
(c)	in the case of a Requisition of that Ship, the date on which that Requisition occurs; and
(d)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

“Tranche” means a K-SURE Covered Tranche or the Commercial Tranche.

“Transaction Document” means:

(a)	a Finance Document;

(b)	a Subordinated Finance Document;
(c)	a Shipbuilding Contract;
(d)	any Charter;
(e)	any other document designated in writing as such by the Facility Agent and the Borrower.

“Transaction Obligor” means an Obligor or any other member of the Group who executes a Transaction Document in effect for the time being.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Bail-In Legislation” means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Establishment” means a UK establishment as defined in the Overseas Regulations.

“UK Pension Plan” shall mean the OSG Ship Management (UK) Ltd. Retirement Benefits Plan.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	a person which is resident for tax purposes in the US; or
(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Advance is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;
(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:
(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation,
1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)

the “Account Bank”, the “Arranger”, the “Facility Agent”, any “Finance Party”, any “Hedge Counterparty”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent”, the “K-SURE Agent”, any “Transaction Obligor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;
(iii)	a liability which is “contingent” means a liability which is not certain to arise and/or the amount of which remains unascertained;
(iv)	“document” includes a deed and also a letter, fax, email or telex;
(v)

a Lender's “cost of funds” in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(vi)	“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;
(vii)

a “Finance Document”, a “Security Document” or “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, replaced, novated, supplemented, extended or restated;

(viii)	a “group of Lenders” includes all the Lenders;
(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(x)

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(xi)	“proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;
(xii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xiii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiv)

a reference to a “Ship”, its name, its flag and, if applicable, its port of registry shall include any replacement name, flag and, if applicable, replacement port of registry, in each case, as may be approved in writing from time to time by the Facility Agent acting with the authorisation of the Majority Lenders;

(xv)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(xvi)	a time of day is a reference to New York time;
(xvii)

any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xviii)	words denoting the singular number shall include the plural and vice versa; and
(xix)	“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.
(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.
(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.
(f)

A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived provided that, following the exercise by the Facility Agent of any right pursuant to Clause 27.19 (Acceleration), an Event of Default is “continuing” only if it has not been waived.

(g)

Any consent, approval, authorisation or instruction to be given by any Finance Party pursuant to any provision of a Finance Document and which by virtue of the provisions of a K-SURE Insurance Policy also requires the consent of K-SURE pursuant to that K-SURE Insurance Policy shall be deemed to have been given reasonably and without unreasonable delay if given as directed by K-SURE promptly after K-SURE notifies the K-SURE Agent of its decision.

1.3	Construction of insurance terms

In this Agreement:

“approved” means, for the purposes of Clause 23 (Insurance Undertakings), approved in writing by the Facility Agent.

“excess risks” means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

“obligatory insurances” means all insurances effected, or which any Owner is obliged to effect, under Clause 23 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower, the Facility Agent and the K-SURE Agent acting with the authorisation of K-SURE); or
(b)

in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 45.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights
(a)

Subject to paragraph 1.5(b) below or unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	K-SURE may, subject to this Clause and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.
(c)

Except where the consent of K-SURE is expressly required pursuant to any term of any Finance Document, notwithstanding any other term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(d)

Any Receiver, Delegate, Affiliate or any other person described in paragraph (d) of Clause 15.2 (Other indemnities), paragraph (b) of Clause 30.11 (Exclusion of liability), or paragraph (b) of Clause 31.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.6	K-SURE Override
(a)

Notwithstanding anything to the contrary in any Finance Document, nothing in any Finance Document shall oblige any Finance Party to act (or omit to act) in a manner that is inconsistent with any requirement of the K-SURE Agent under or in connection with a K-SURE Insurance

Policy or any instruction from K-SURE (through the K-SURE Agent or otherwise) in accordance with the provisions of a K-SURE Insurance Policy and, in particular, each Finance Party shall:

(i)

be authorised to take all such actions as the K-SURE Agent may consider necessary to ensure that all requirements of K-SURE, including under or in connection with a K-SURE Insurance Policy are complied with;

(ii)	comply with in all respects and take such action as may be reasonably necessary, to ensure that each K-SURE Insurance Policy continues in full force and effect; and
(iii)	not be obliged to do anything if, in the K-SURE Agent's reasonable opinion, to do so could:
(A)	result in a breach of any requirement of K-SURE under or in connection with a K-SURE Insurance Policy;
(B)	affect the validity or enforceability of a K-SURE Insurance Policy; or
(C)	otherwise result in one of the circumstances set out in Clause 8.10 (Termination of K-SURE Insurance Policy).
(b)	Nothing in this Clause shall affect the obligations of any Obligor under the Finance Documents.
(c)

Each Finance Party will cooperate with the K-SURE Agent and each other Finance Party, and take such action and/or refrain from taking such action as may be reasonably necessary, to ensure that each K-SURE Insurance Policy remains in full force and effect. The Borrower shall provide all information and other assistance reasonably requested by the K-SURE Agent in connection with each K-SURE Insurance Policy. The Borrower shall co-operate with and assist the K-SURE Agent and each other Finance Party in complying with the obligations of the Lenders under or in relation to a K-SURE Insurance Policy and the Borrower agrees to amend any Finance Document to the extent such amendment is required to ensure compliance with that K-SURE Insurance Policy.

(d)

In the case of any conflict or inconsistency between the terms of a K-SURE Insurance Policy and the terms of the Finance Documents, the terms of that K-SURE Insurance Policy shall prevail as between the Finance Parties and K-SURE, and to the extent of such conflict or inconsistency, the Finance Parties shall not assert to K-SURE the terms of the Finance Documents.

SECTION 2

THE FACILITIES

2	THE FACILITIES
2.1	The Facilities

Subject to the terms of this Agreement:

(a)

the K-SURE Covered Lenders shall make available to the Borrower a senior secured term loan facility in six K-SURE Covered Tranches not exceeding the Total K-SURE Covered Tranche Commitments (the “K-SURE Covered Facility”); and

(b)

the Commercial Lenders shall make available to the Borrower a senior secured revolving credit facility in a single Commercial Tranche not exceeding the Total Commercial Tranche Commitment (the “Commercial Facility”).

2.2	Finance Parties' rights and obligations
(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
2.3	Guarantors' Agent
(a)	Each Guarantor by its execution of this Agreement irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)

the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Guarantor notwithstanding that they may affect the Guarantor, without further reference to or the consent of that Guarantor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Guarantor pursuant to the Finance Documents to the Borrower,

and in each case the Guarantor shall be bound as though the Guarantor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrower or given to the Borrower under any Finance Document on behalf of a Guarantor or in connection with any Finance Document (whether or not known to any Guarantor) shall be binding for all purposes on that Guarantor as if that Guarantor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Borrower and any Guarantor, those of the Borrower shall prevail.

2.4	No obligations imposed on K-SURE

K-SURE shall not have any obligations or liabilities under this Agreement unless and until it becomes a Lender in accordance with the terms of this Agreement in which event its obligations and liabilities shall be limited to those it has as a Lender.

3	PURPOSE
3.1	Purpose
(a)	The Borrower shall apply all amounts borrowed under the Facilities for the purpose of:
(i)	in respect of each K-SURE Covered Tranche, partially financing each Ship by way of a loan to the relevant Owner; and
(ii)	in respect of the Commercial Tranche, to partially finance the repayment instalments of each K-SURE Covered Tranche.
(b)

The Commercial Tranche shall be utilised by the Borrower to finance (on a mandatory basis) the partial repayment of each K-SURE Covered Tranche in an amount that will result in an overall 20 year repayment profile of the Loans. For the avoidance of doubt the Commercial Tranche shall not be made available or utilised to offset prepayments of any K-SURE Covered Tranche.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION OF K-SURE COVERED TRANCHE
4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request in respect of an Advance to be made under a K-SURE Covered Tranche unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent and the K-SURE Agent.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 6.4 (Lenders' participation) if:

(a)	on the date of the Utilisation Request (in respect of a K-SURE Covered Tranche only) and on the proposed Utilisation Date and before the Advance is made available:
(i)	the Repeating Representations to be made by each Obligor are true;
(ii)	no Default has occurred or will occur as a result of making the Advance;
(iii)	no event described in paragraph (a) of Clause 8.2 (Change of control) has occurred; and
(iv)	the Ship in respect of which such Advance is to be made has neither been sold nor become a Total Loss;
(b)	the Facility Agent has not received, through the K-SURE Agent, any notice from K-SURE requesting the Lenders to suspend the utilisation of a Facility; and
(c)

in the case of an Advance under a K-SURE Covered Tranche, the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) relating to the Ship in respect of which such Advance is to be made, in form and substance satisfactory to the Facility Agent and the K-SURE Agent.

4.3	Notification of satisfaction of conditions precedent
(a)

The Facility Agent shall notify the Borrower, the K-SURE Agent and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)

Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrower shall ensure that that condition is satisfied within three Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrower.

4.5	Conditions subsequent

The Obligors will provide to the Facility Agent:

(a)

where a Finance Document has been executed as a 'wet-ink' original, duly executed 'wet-ink' originals of each Finance Document that is entered into pursuant to Schedule 2 (Conditions Precedent) within five Business Days from the date of such Finance Document;

(b)

copies of the documents listed in sub-paragraph (b) of paragraph 2.2 of Part B of Schedule 2 (Conditions Precedent) where such documents are not available on the relevant Utilisation Date, within five Business Days from the relevant Utilisation Date.

5	CONDITIONS OF UTILISATION OF COMMERCIAL TRANCHE
(a)

The Commercial Tranche shall be utilised on each day on which a Repayment Instalment of a K-SURE Covered Tranche falls due, provided that Repayment Instalment falls due within the Availability Period of the Commercial Tranche. For each Utilisation of the Commercial Tranche, the Facility Agent shall calculate the amount of the Advance required to partially repay the relevant Repayment Instalment of the K-SURE Covered Tranche (resulting in an overall 20 year repayment profile of the Loans) and shall promptly notify the Borrower and the Borrower agrees that such amount will be utilised to partially fund that relevant Repayment Instalment.

(b)

The utilisation of an Advance under the Commercial Tranche shall not require the Borrower to deliver a Utilisation Request to the Facility Agent and the Facility Agent shall automatically arrange the utilisation of the Commercial Tranche provided always that:

(i)	no Default has occurred; and
(ii)	the Loan shall not exceed US$239,738,854 as a result of the making of the Advance,

and for an avoidance of doubt, where a Default has occurred, the Borrower shall in such circumstances be obliged to pay the relevant repayment instalments of the K-SURE Covered Loan in full when due regardless of whether or not the Commercial Tranche is available at that time.

(c)	The amount of a proposed Advance under the Commercial Tranche must be an amount which is:
(i)

equivalent to the part of the Repayment Instalment of the K-SURE Covered Loan to which such Advance is to be allocated (as determined by the Facility Agent pursuant to Clause 7.1 (Repayment of Loans)); and

(ii)	not more than the relevant Available Facility.
(d)

The Facility Agent shall allocate each Advance made under the Commercial Tranche to the Repayment Instalment of the K-SURE Covered Tranche that the Advance under the Commercial Tranche is intended to partially repay.

SECTION 3

UTILISATION

6	UTILISATION
6.1	Delivery of a Utilisation Request – K-SURE Covered Facility
(a)	The Borrower may utilise the K-SURE Covered Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.
(b)	The Borrower may not deliver more than one Utilisation Request in respect of each K-SURE Covered Tranche.
6.2	Completion of a Utilisation Request – K-SURE Covered Facility
(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(i)	it identifies the K-SURE Covered Tranche to be utilised;
(ii)	the proposed Utilisation Date is a Business Day within the relevant Availability Period;
(iii)	the currency and amount of the Utilisation comply with Clause 6.3 (Currency and amount – K-SURE Covered Facility);
(iv)	all applicable deductible items have been completed; and
(v)	the proposed Interest Period complies with Clause 10 (Interest Periods).
(b)	Only one Advance may be requested in each Utilisation Request.
6.3	Currency and amount – K-SURE Covered Facility
(a)	The currency specified in a Utilisation Request must be dollars.
(b)	The amount of the proposed Advance under a K-SURE Covered Tranche must be an amount which is not more than:
(i)	in respect of an Advance under K-SURE Covered Tranche A, K-SURE Covered Tranche B, K-SURE Covered Tranche C and K-SURE Covered Tranche D, the lower of:
(A)	70 per cent. of the Contract Price and the approved Change Order Amount for the Ship to which that K-SURE Covered Tranche relates; and
(B)	70 per cent. of the Market Value for that Ship;
(ii)	in respect of an Advance under K-SURE Covered Tranche E and K-SURE Covered Tranche F, the lower of:
(A)	60 per cent. of the Contract Price and the approved Change Order Amount for the Ship to which that K-SURE Covered Tranche relates; and
(B)	60 per cent. of the Market Value for that Ship.

(c)	The amount of the proposed Advance under a K-SURE Covered Tranche must be an amount which is not more than the relevant Available Facility.
6.4	Lenders' participation
(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.
(b)	The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment to the relevant Available Facility immediately before making that Advance.
(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.
6.5	Notice to K-SURE

The Facility Agent shall promptly after each Utilisation notify the K-SURE Agent and K-SURE of the amount of the relevant Advance and of the Utilisation Date.

6.6	Cancellation of Commitments

The Commitments in respect of any Tranche which are unutilised at the end of the Availability Period for such Tranche shall then be cancelled.

6.7	Retentions and payment to third parties

The Borrower irrevocably authorises the Facility Agent:

(a)

to deduct from the proceeds of any Advance any fees then payable to the Finance Parties in accordance with Clause 12 (Fees and K-SURE Insurance Premium), any solicitors fees (subject to agreed fee arrangements) and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate; and

(b)

on each Utilisation Date in relation to any Tranche, to pay to, or for the account of, the relevant Obligor which is to utilise the relevant Advance the balance (after any deduction made in accordance with paragraph (a) above) of the amounts which the Facility Agent receives from the Lenders in respect of the Advance. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the Advance in the case of a K-SURE Covered Tranche, to the account of the Builder which the Borrower specifies in the relevant Utilisation Request.

6.8	Disbursement of Advance to third party

Payment by the Facility Agent under Clause 6.7 (Retentions and payment to third parties) to a person other than the Borrower shall constitute the making of the relevant Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's participation in that Advance.

6.9	Prepositioning of funds
(a)

If, in respect any proposed Advance under a K-SURE Covered Tranche, the Lenders, at the request of the Borrower and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds (the “Prepositioned Amount”) with any bank, the Borrower and the Guarantors:

(i)

agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 9.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Advance after the Utilisation Date in respect of it or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent; and

(ii)	shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement.
(b)

If the Prepositioned Amount is not released to the Builder by the date specified in any instructions relating to the prepositioning (but other than where the Prepositioned Amount is returned to the Facility Agent and is being held by the Facility Agent), the Borrower shall immediately prepay the full and entire amount of the K-SURE Covered Loan to which the Prepositioned Amount relates together with any accrued interest thereon (if any) in accordance with Clause 9.1 (Calculation of interest).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7	REPAYMENT
7.1	Repayment of Loans
(a)	The Borrower shall repay the Loans as follows:
(i)

each K-SURE Covered Tranche shall be repaid in 24 equal consecutive semi-annual instalments, the first of which shall be paid on the date falling six Months after the Utilisation Date and the last on the relevant Termination Date; and

(ii)	the Commercial Tranche shall be repaid in full on the relevant Termination Date,

with each such instalment being a “Repayment Instalment”. On the Utilisation Date of each K-SURE Covered Tranche, the Facility Agent will provide a repayment schedule to the Borrower which reflects (x) the Repayment Instalments under that K-SURE Covered Tranche and (y) the amounts to be utilised under the Commercial Tranche to partially finance the Repayment Instalments of that K-SURE Covered Tranche.

(b)

For the avoidance of doubt, any amounts drawn under the Commercial Tranche shall be applied in partial repayment of the relevant Repayment Instalment of the K-SURE Covered Tranche to which it is allocated pursuant to paragraph (d) of Clause 5 (Conditions of Utilisation of Commercial Tranche) and the Borrower shall pay the difference between the amount of the Repayment Instalment of the K-SURE Covered Tranche and the amount of the relevant Advance of the Commercial Tranche.

(c)	If no Commercial Tranche has been allocated to a Repayment Instalment of a K-SURE Covered Tranche, the Borrower is obliged to pay such Repayment Instalment in full.
7.2	Termination Date

On each Termination Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

7.3	Reborrowing

The Borrower may not reborrow any part of a Facility which is repaid.

7.4	Effect of cancellation and prepayment on scheduled repayments and reductions
(a)

If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 8.9 (Right of replacement or repayment and cancellation in relation to a single Lender) or if an Available Commitment of any Lender is cancelled under Clause 8.1 (Illegality and Sanctions affecting a Lender), the Repayment Instalments falling after that cancellation will reduce pro rata by the amount of the Commitments so cancelled.

(b)

If the Borrower cancels the whole or any part of any Available Commitment in respect of the K-SURE Covered Facility in accordance with Clause 8.3 (Voluntary and automatic cancellation) or if the whole or part of any Commitment is cancelled pursuant to Clause 6.6 (Cancellation of

Commitments), the Repayment Instalments for the relevant Tranche for each Repayment Date falling after that cancellation will reduce pro rata by the amount of the Commitments so cancelled.

(c)

If any part of the Loan is repaid or prepaid in accordance with Clause 8.9 (Right of replacement or repayment and cancellation in relation to a single Lender) or Clause 8.1 (Illegality and Sanctions affecting a Lender), the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

(d)

If any part of the Loan is prepaid in accordance with Clause 8.5 (Voluntary prepayment of Loan), or any part of the Loan is prepaid in accordance with Clause 8.4 (Cancellation upon termination or cancellation of Shipbuilding Contract), Clause 8.6 (Mandatory prepayment on sale or Total Loss) or Clause 8.7 (Mandatory prepayment of Hedging Prepayment Proceeds), the amount of the Repayment Instalments for the relevant Tranche for each Repayment Date falling after that repayment or prepayment will reduce in inverse chronological order by the amount of the Loan repaid or prepaid.

8	PREPAYMENT AND CANCELLATION
8.1	Illegality and Sanctions affecting a Lender

If:

(a)

it becomes unlawful or contrary to Sanctions for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for the sole member of the Original Lender to allow the Original Lender to do so; or

(b)

without prejudice to any of the express obligations of the Transaction Obligors under the Transaction Documents, in the reasonable opinion of a Lender, after due investigation, anything whatsoever is done or omitted to be done by an Transaction Obligor which would result in that Lender being in breach of or made subject to Sanctions, or at risk of being sanctioned by a Sanctions Authority:

(i)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;
(ii)	upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled;
(iii)

the Borrower shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participation prepaid; and

(iv)	accrued interest and all other amounts accrued for that Lender under the Finance Documents shall be immediately due and payable.

8.2	Change of control
(a)	If a Change of Control Event occurs:
(i)	the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and
(ii)

if the Majority Lenders so require, the Facility Agent shall, by not less than five days' notice to the Borrower and the K-SURE Agent, cancel the Facilities and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and the Loan and all such outstanding interest and other amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above:

“Change of Control Event” means:

(a)	ISOC ceases at any time to own directly 100% of the Equity Interests in the Borrower or ceases to have the power to vote, or direct voting of any such Equity Interests;
(b)

any person or a group of persons acting in concert, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, becomes a 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for the purpose of this Clause, such person or group shall be deemed to have 'beneficial ownership' of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right being an 'option right')), directly or indirectly, of:

(i)	Voting Equity Interests of Holdings representing 50 per cent. or more of the voting power of the total outstanding Voting Equity Interests of Holdings;
(ii)

50 per cent. or more of the total economic interests of the Equity Interests of Holdings (in either case, taking into account the numerator all such securities that such person or group has the right to acquire (whether pursuant to an option right or otherwise) and taking into account in the denominator all securities that any person has the right to acquire (whether pursuant to an option right or otherwise)); or

(iii)	the power (whether or not exercised) to elect, appoint or remove a majority of Holdings' managers or board of directors or similar body or executive committee thereof; or
(c)	the Borrower at any time ceases to own directly or indirectly 100 per cent. of the Equity Interests in an Owner or ceases to have the power to vote, or direct the voting of, any such Equity Interests.

“Exchange Act” means Securities Exchange Act of 1934, as amended

“Voting Equity Interests” means, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the power under ordinary circumstances to vote for persons to serve on the board of directors of such person.

8.3	Voluntary and automatic cancellation
(a)

The Borrower may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount which is equal to one Repayment Instalment of a K-SURE Covered Loan) of an Available Facility under a K-SURE Covered Tranche. Any cancellation under this Clause 8.3 (Voluntary and automatic cancellation) shall reduce the Commitments of the Lenders rateably under that K-SURE Covered Tranche.

(b)

The unutilised Commitment (if any) of each Lender under a K-SURE Covered Tranche shall be automatically cancelled at close of business on the date on which the Advance under that K-SURE Covered Tranche is made available.

(c)	The Facility Agent shall notify the K-SURE Agent of any notice received by the Borrower pursuant to paragraph 8.3(a) above.
8.4	Cancellation upon termination or cancellation of Shipbuilding Contract

If a Shipbuilding Contract is terminated, suspended, cancelled or otherwise ceases to be in full force and effect for whatever reason or it becomes unlawful or impossible for any of the parties to that Shipbuilding Contract to fulfil any of their obligations expressed to be assumed by any of them under the terms of the Shipbuilding Contract:

(a)	the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and
(b)

the Facility Agent shall, by not less than 5 Business Days' notice to the Borrower and the K-SURE Agent, cancel the K-SURE Covered Tranche applicable to the Ship to which that Shipbuilding Contract relates and declare all amounts that have accrued under the Finance Documents which relate to that Ship immediate due and payable, whereupon the applicable K-SURE Covered Tranche shall be cancelled and all such amounts under the Finance Documents in respect of that Ship shall become immediately due and payable.

8.5	Voluntary prepayment of Loan
(a)

The Borrower may, if it gives the Facility Agent not less than five Business Days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of Loan (but, if in part, being an amount that reduces the amount of the K-SURE Covered Loan by a minimum amount that is equal to one Repayment Instalment of a K-SURE Covered Loan and results in a pro-rata prepayment of the Commercial Loan that is allocated to that K-SURE Covered Loan).

(b)	The Facility Agent shall notify the K-SURE Agent of any notice received by the Borrower pursuant to paragraph 8.5(a) above.
8.6	Mandatory prepayment on sale or Total Loss
(a)	If a Ship is sold (without prejudice to paragraph (a) of Clause 22.14 (Disposals)) or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Loan applicable to that Ship.
(b)

On the Relevant Date, the Borrower shall also prepay such part of the Loan as shall eliminate any shortfall arising if the ratio set out in Clause 25 (Security Cover) were applied immediately following the payment referred to in paragraph (a) above.

(c)In this Clause 8.6 (Mandatory prepayment on sale or Total Loss):

“Relevant Date” means:

(a)	in the case of a sale of a Ship, on the earlier of:
(i)	the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and
(ii)	the date the relevant disposal proceeds have been unconditionally received and released to the relevant Owner; and
(b)	in the case of a Total Loss of a Ship which involves the circumstances set out in paragraph (a) of the definition of “Total Loss” or a requisition of title of that Ship, on the earlier of:
(i)	the date falling 180 days after the relevant Total Loss Date; and
(ii)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss;
(c)

in the case of a Total Loss of a Ship which involves a Requisition of that Ship due to any of the circumstances set out in paragraph (a) of the definition of “Requisition”, on the date falling 30 days after the relevant Total Loss Date; and

(d)

in the case of a Total Loss of a Ship which involves a Requisition of that Ship due to any of the circumstances set out in paragraph (b) of the definition of “Requisition”, on the date falling 60 days after the relevant Total Loss Date.

8.7	Mandatory prepayment of Hedging Prepayment Proceeds

Any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall, following payment into the Earnings Account in accordance with Clause

26.2 (Payment of Earnings and Hedge Receipts), be applied rateably in respect of each Tranche on the last day of the Interest Period for each Tranche which ends after such payment in, in prepayment of the Loan.

8.8	Prepayment option
(a)	Subject to paragraph (d) below, a Commercial Lender has the option to request the Borrower to prepay its participation in (the “Prepayment Option”):
(i)	the Commercial Tranche allocated to a K-SURE Covered Tranche; and
(ii)	where it is also a K-SURE Covered Lender, a K-SURE Covered Tranche,

on the sixth anniversary of the Utilisation Date of the relevant K-SURE Covered Loan (the “Prepayment Option Date”).

(b)

A Commercial Lender shall give the Borrower notice of the request to prepay in respect of each Loan in accordance with paragraph (a) above on the date falling no later than 180 days prior to the Prepayment Option Date in respect of the first Ship to be delivered to the Owners.

(c)

Subject to paragraph (d), if the Prepayment Option is exercised, the Borrower shall repay the Commercial Tranche in full and if relevant, the Lender's participation in the relevant K-SURE Covered Tranche on the Prepayment Option Date.

(d)

Upon a Commercial Lender's exercise of a Prepayment Option, the Borrower, subject to K-SURE's approval, will have the option to replace that Commercial Lender under the Commercial Tranche and, where it is also a K-SURE Covered Lender, from the relevant K-SURE Covered Tranche, prior to the date falling 45 days before the Prepayment Option Date by requiring that Commercial Lender to transfer its Commitment under each relevant Tranche pursuant to Clause 28 (Changes to Lenders) to a financial institution acceptable to K-SURE and that Commercial Lender.

(e)

If a Commercial Lender has exercised the Prepayment Option and has not been replaced within the timeline specified in paragraph (d), K-SURE shall have the option to call for prepayment of the respective K-SURE Covered Tranches and the Borrower shall be obliged to repay such K-SURE Covered Tranches in full on the relevant Prepayment Option Date.

8.9	Right of replacement or repayment and cancellation in relation to a single Lender
(a)	If:
(i)	an Obligor becomes obliged to repay any amount in accordance with Clause 8.1 (Illegality and sanctions affecting a Lender);
(ii)	a Lender becomes a Non-Consenting Lender;
(iii)

any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or

(iv)	any Lender claims indemnification from any Obligor under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the Borrower may, whilst that withholding of consent or the circumstance giving rise to the requirement for that repayment, increased payment or indemnification (as the case may be) continues, give the Facility Agent notice of cancellation of any unused Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (c) below.

(b)

On receipt of a notice of cancellation referred to in paragraph (a) above, any unused Commitment of that Lender shall immediately be reduced to zero, and on the last day of the Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan.

(c)

The Borrower may, in any of the circumstances set out in paragraph (a) above on at least 10 Business Days' prior notice to the Facility Agent and the affected Lender, replace that Lender by requiring that Lender to (and to the extent permitted by law, that Lender shall) transfer pursuant to Clause 28 (Changes to Lenders and Hedge Counterparties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with

Clause 28 (Changes to the Lenders and Hedge Counterparties) for a purchase price payable in immediately available funds at the time of the transfer equal to the outstanding principal amount of such Lender's participation in the Loan and all accrued interest (unless that the Facility Agent has given a notification under Clause 28.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(d)	The replacement of a Lender pursuant to paragraph (c) above shall be subject to the following conditions:
(i)	neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender;
(ii)	in no event shall the Lender replaced under paragraph (c) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents;
(iii)

the affected Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (c) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(e)

A Lender shall perform the checks described in sub-paragraph (iii) of paragraph (d) above as soon as reasonably practicable following delivery of a replacement notice referred to in paragraph (c) above and shall notify the Facility Agent and the Borrower when it is satisfied it has completed those checks.

(f)	In the event that:
(i)

the Borrower or the Facility Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and
(iii)	the Majority Lenders have consented or agreed to such waiver or amendment,

then any Lender who does not (and continues not to) consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

8.10	Termination of K-SURE Insurance Policy

If at any time during the Security Period:

(a)	a K-SURE Insurance Policy or any obligation of K-SURE under a K-SURE Insurance Policy is terminated, cancelled, becomes invalid or unenforceable or otherwise ceases to be in full force and effect; or
(b)

it becomes unlawful or impossible for K-SURE to fulfil any of the obligations expressed to be assumed by it in a K-SURE Insurance Policy or for the K-SURE Agent or a Lender to exercise their rights or any of them under a K-SURE Insurance Policy; or

(c)	any of the events or circumstances set out in Clause 27.7 (Insolvency) or 27.8 (Insolvency proceedings) occurs in relation to K-SURE,

then as of the time such event occurs:

(i)	the Lenders shall not be obliged to make any Advance;
(ii)	the Total Commitments shall be automatically cancelled; and
(iii)	all Loans shall be immediately due and payable.
8.11	Restrictions
(a)

Any notice of cancellation or prepayment given by any Party under this Clause 8 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of a Facility which is prepaid.
(d)	The Borrower may not utilise the Commercial Facility to make a prepayment all or any part of a Loan.
(e)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
(f)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
(g)

If the Facility Agent receives a notice under this Clause 8 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lenders and/or Hedge Counterparties, as appropriate.

(h)

If all or part of any Lender's participation in an Advance is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of the relevant Facility or Tranche will be deemed to be cancelled on the date of repayment or prepayment.

8.12	Reduction and cancellation of Commercial Tranche

Upon any partial prepayment of a K-SURE Covered Loan or any cancellation or reduction of a K-SURE Covered Tranche Commitment:

(a)	the portion of the Commercial Tranche Commitment that would have been allocated to partially repay that Repayment Instalment of that K-SURE Covered Loan will be automatically cancelled;
(b)	the Total Commercial Tranche Commitment shall also be reduced by an amount that is proportional to the cancelled amount of the K-SURE Covered Tranche Commitment.

8.13	Application of prepayments

Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 8.1 (Illegality and Sanctions affecting a Lender) or Clause 8.9 (Right of replacement or repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender's participation in that part of the Loan.

SECTION 5

COSTS OF UTILISATION

9	INTEREST
9.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for an Interest Period is the percentage rate per annum which is the aggregate of the:

(a)	applicable Margin; and
(b)	Reference Rate.
9.2	Payment of interest
(a)	The Borrower shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an “Interest Payment Date”).
(b)

If an Interest Period is longer than three Months, the Borrower shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three-Month intervals after the first day of the Interest Period.

9.3	Default interest
(a)

If an Obligor fails to pay any amount payable by it under a Finance Document other than a Hedging Agreement on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (except where such failure to pay an amount is the result of an error by the Facility Agent). Any interest accruing under this Clause 9.3 (Default interest) shall be immediately payable by the Obligors on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:
(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and
(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.
(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9.4	Notifications
(a)	The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.
(b)	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan or any part of the Loan.
9.5	Hedging
(a)	The Borrower may enter into Hedging Agreements in accordance with this Clause 9.5 (Hedging).
(b)	Each Hedging Agreement shall:
(i)	be with a Hedge Counterparty;
(ii)	be for a term ending on or before the Termination Date;
(iii)	have settlement dates coinciding with the Interest Payment Dates;
(iv)	be based on an ISDA Master Agreement and otherwise in form and substance satisfactory to the Facility Agent; and
(v)	provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be dollars.
(c)	The rights of the Borrower under the Hedging Agreements shall be charged or assigned by way of security under a Hedging Agreement Security.
(d)	The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.
(e)	Neither a Hedge Counterparty nor the Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Security Agent.
(f)

Paragraph (e) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement or the Hedging Agreement Security.

(g)

If, at any time, the aggregate notional amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed the Loan at that time, the Borrower must promptly notify the Facility Agent and must, at the request of the Facility Agent, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent so that it no longer exceeds or will not exceed the Loan then or that will be outstanding.

(h)

Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (g) above will be apportioned as between those transactions pro rata.

(i)	Paragraph (g) above shall not apply to any transactions in respect of any Hedging Agreement under which the Borrower has no actual or contingent indebtedness.

(j)	The Facility Agent must make a request under paragraph (g) above if so required by a Hedge Counterparty.
(k)	A Hedge Counterparty may not terminate or close out any transactions in respect of any Hedging Agreement (in whole or in part) in accordance with the terms of such Hedging Agreement except:
(i)	in accordance with paragraphs (g) to (j) above;
(ii)	on the occurrence of an Illegality, (as such expression is defined in the relevant Hedging Agreement);
(iii)	if the Facility Agent serves notice under sub-paragraph (ii) of paragraph (a) of Clause

27.19 (Acceleration) or, having served notice under sub-paragraph (iii) of paragraph (a) of Clause 27.19 (Acceleration), makes a demand;

(iv)	with the consent of the Facility Agent;
(v)	if it or any of its Affiliates ceases to be a Lender;
(vi)	if the Secured Liabilities (other than in respect of the Hedging Agreements) have been irrevocably and unconditionally paid and discharged in full;
(l)	If
(i)	the Borrower terminates or closes out a transaction in respect of a Hedging Agreement (in whole or in part);
(ii)	a Hedge Counterparty terminates or closes out a transaction in respect of a Hedging Agreement (in whole or in part);

in accordance with sub-paragraphs (ii) or (iii) of paragraph (k) above, such party shall promptly notify the Facility Agent of that termination or close out.

(m)

If a Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement under sub-paragraph (iii) of paragraph (k) above, such Hedge Counterparty shall promptly terminate or close out such transaction following a request to do so by the Security Agent.

(n)

A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if the Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

(o)

Each Hedge Counterparty consents to, and acknowledges notices of, the charging or assigning by way of security by the Borrower pursuant to the relevant Hedging Agreement Security of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

(p)

Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

(q)	The Security Agent shall not be liable for the performance of the Borrower's obligations under a Hedging Agreement.

(r)	Neither the Borrower nor any Hedge Counterparty shall assign any of its rights or transfer any of its rights or obligations under a Hedging Agreement without the consent of the Security Agent.
10	INTEREST PERIODS
10.1	Selection of Interest Periods
(a)

Subject to Clause 10.2 (Consolidation of Interest Periods), the Borrower may select an Interest Period of 3 or 6 Months (or any other period agreed between the Borrower, the Facility Agent (acting on the instructions of all the Lenders) and the K-SURE Agent (acting on the instructions of K-SURE)) and Borrower may select the first Interest Period:

(i)	in respect of an Advance made under a K-SURE Covered Tranche, in the Utilisation Request for that K-SURE Covered Tranche;
(ii)	in respect of an Advance made under the Commercial Tranche, by notifying the Facility Agent not later than Specified Time in respect of that Advance.

with the Borrower selecting each subsequent Interest Period in a Selection Notice.

(b)

Each notification delivered pursuant to sub-paragraph 10.1(a)(ii) of paragraph 10.1(a) and each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.

(c)

If the Borrower fails to select an Interest Period in the relevant Utilisation Request or, in the case of any Tranche, fails to deliver a notification delivered pursuant to sub-paragraph 10.1(a)(ii) of paragraph 10.1(a) or a Selection Notice to the Facility Agent above, the relevant Interest Period will be three Months.

(d)	An Interest Period in respect of a Tranche or any part of a Tranche shall not extend beyond its applicable Termination Date.
(e)

The first Interest Period for each Advance shall start on the Utilisation Date relating to such Tranche and each subsequent Interest Period shall start on the last day of its preceding Interest Period.

10.2	Consolidation of Interest Periods
(a)	The Borrower may request, in a Selection Notice and by the Specified Time, that the lengths of certain Interest Periods are adjusted so that they end on the same date.
(b)	The Facility Agent shall promptly notify the Lenders of such consolidation of Interest Periods and the Interest Periods for the relevant Loans shall be adjusted accordingly.
(c)

Where an Interest Period is adjusted as a result of such consolidation, interest shall accrue on the relevant Loan on a daily basis for the actual number of days elapsed in the adjusted Interest Period at the rate specified in Clause 9.1 (Calculation of interest).

(d)

Where two or more Interest Periods end on the same date, the Loans to which those Interest Periods apply shall be consolidated into, and treated as, a single Loan on the last day of the Interest Period and the Borrower shall make a single consolidated interest payment in respect of the consolidated interest period on the relevant Interest Payment Date.

10.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11	CHANGES TO THE CALCULATION OF INTEREST
11.1	Unavailability of Term SOFR
(a)	Historic Term RFR: If no Term SOFR is available for the Interest Period of the Loan or any part of the Loan, the Reference Rate shall be the Historic Term SOFR for the Loan or that part of the Loan.
(b)	Fixed Central Bank Rate: If paragraph (a) above applies but it is not possible to calculate the Historic Term SOFR, and the applicable Reference Rate shall be:

(i)the percentage rate per annum which is the aggregate of:

(A)	the Central Bank Rate for the Quotation Day; and
(B)	the applicable Central Bank Rate Adjustment; or

(ii)if the Central Bank Rate for the Quotation Day is not available, the percentage rate per annum which is the aggregate of:

(A)	the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before the Quotation Day; and
(B)	the applicable Central Bank Rate Adjustment.
(c)

Cost of funds: If paragraph (b) above applies but it is not possible to calculate the aggregate of the Central Bank Rate and the Central Bank Rate Adjustment, Clause 11.3 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

11.2	Market disruption
(a)

If before close of business in New York on the Reporting Day for the relevant Interest Period, the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 50 per cent. of the Loan or that part of the Loan as appropriate) that its cost of funds relating to its participation in the Loan or that part of the Loan would be in excess of the applicable Market Disruption Rate then Clause 11.3 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

11.3	Cost of funds
(a)

If this Clause 11.3 (Cost of funds) applies to the Loan or part of the Loan for an Interest Period, Clause 9.1 (Calculation of interest) shall not apply to the Loan or that part of the Loan for that Interest Period and the rate of interest on the Loan or that part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Facility Agent by that Lenders soon as practicable and in any event before interest is due to be paid in respect of that Interest Period;

to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in the Loan or that part of the Loan.

(b)

If this Clause 11.3 (Cost of funds) applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)

Subject to Clause 45.4 (Changes to reference rates), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Facility Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.
(e)	If this Clause 11.3 (Cost of funds) applies pursuant to Clause 11.2 (Market disruption) and:
(i)	a Lender's Funding Rate is less than the applicable Market Disruption Rate; or
(ii)	a Lender does not notify a rate to the Facility Agent by the time specified in sub-paragraph (ii) of paragraph (a) above,

that Lender's cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be the applicable Market Disruption Rate.

(f)	If this Clause 11.3 (Cost of funds) applies, the Facility Agent shall, as soon as practicable, notify the Borrower.
11.4	Break Costs
(a)

The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

12	FEES AND K-SURE INSURANCE PREMIUM
12.1	Commitment fee
(a)

The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee computed at the rate of 35 per cent. of the Margin on that Lender's Available Commitment in respect of each K-SURE Covered Tranche for the Availability Period applicable to that K-SURE Covered Tranche.

(b)

The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2	Arrangement and upfront fee

The Borrower shall pay to the Facility Agent an arrangement fee and an upfront fee in the amounts and at the times agreed in a Fee Letter.

12.3	Facility Agent fee

The Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.4	K-SURE Insurance Premium
(a)	The Borrower shall pay to the K-SURE Agent (for the account of K-SURE) the K-SURE Insurance Premium on or prior to the first Utilisation Date for each Ship.
(b)

The obligation of the Borrower to pay the K-SURE Insurance Premium shall be an absolute obligation and shall not be affected by any matter whatsoever (including the failure of the Borrower to utilise the K-SURE Covered Facility). No part of a K-SURE Insurance Premium shall be refundable except in accordance with the terms of the relevant K-SURE Insurance Policy and K-SURE's internal regulations.

(c)

If a Finance Party receives a refund of the K-SURE Insurance Premium from K-SURE and if all amounts due and owing by the Borrower under the Finance Documents at that time have been discharged in full, such refund shall be paid to the Borrower.

(d)

The Borrower acknowledges that the amount of the K-SURE Insurance Premium will be determined solely by K-SURE and no Finance Party is in any way involved in the determination of the amount of the K-SURE Insurance Premium and agrees that the Borrower shall have no claim or defence against any Finance Party in connection with the amount of the K-SURE Insurance Premium.

(e)

The Borrower shall pay to the K-SURE Agent on demand (for the account of K-SURE) any additional premium payable in respect of any amendment or waiver permitted by Clause 45 (Amendments and waivers) pursuant to the terms of the relevant K-SURE Insurance Policy.

12.5	K-SURE Insurance Premium refund
(a)

Where the Borrower has prepaid a K-SURE Covered Tranche in full pursuant to Clause 8.5 (Voluntary prepayment of Loan), it may request in writing to K-SURE for a refund of up to 75 per cent. of the part of the K-SURE Insurance Premium which corresponds to the prepaid amount (the “K-SURE Insurance Premium Refund”). The K-SURE Agent shall provide any assistance as may reasonably be required to the Borrower to apply for the K-SURE Insurance Premium Refund but shall bear no liability to the Borrower if its claim is unsuccessful.

(b)

The Borrower agrees that K-SURE shall recalculate the K-SURE Insurance Premium Refund (subject to K-SURE's approval and in accordance with the terms of the K-SURE Insurance Policy) and the K-SURE shall notify the amount of the K-SURE Insurance Premium Refund to the K-SURE Agent and the Borrower.

(c)

If K-SURE pays any K-SURE Insurance Premium Refund to the K-SURE Agent for onward distribution to the Borrower, upon receipt of the K-SURE Insurance Premium Refund from K-SURE, the K-SURE Agent shall promptly pay an amount equivalent to the K-SURE Insurance Premium Refund to the Borrower less any administrative fees it is charged by K-SURE.

(d)	No K-SURE Insurance Premium Refund will be due to the Borrower where:
(i)	the Borrower has made only a partial prepayment of a K-SURE Covered Tranche; or
(ii)	any of the circumstances set out in Clause 8.10 (Termination of K-SURE Insurance Policy) have occurred, and are continuing by reason of an act or omission attributable to the policyholder.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13	TAX GROSS UP AND INDEMNITIES
13.1	Definitions
(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)

Unless a contrary indication appears, in this Clause 13 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

(c)	This Clause 13 (Tax Gross Up and Indemnities) shall not apply to any Hedging Agreement.
13.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)

Subject to paragraph (f) below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance

Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)	An Obligor shall have no obligation under paragraph (c) above to pay any increased amount by reason of a Tax Deduction on account of:
(i)	any US federal withholding Tax imposed by US Tax laws and regulations in effect on the date of this Agreement;
(ii)

a Tax imposed by the US if, in the case of a payment to or for the benefit of a Finance Party, on the date on which that payment falls due the Obligors shall not have received the documents required by paragraphs (g) to (i) below with respect to such Finance Party; or

(iii)	a Tax to the extent such Tax is excluded, in effect, by paragraph (g) of Clause 28.2 (Conditions of assignment or transfer) from the Obligors' obligations under this Clause.
(g)

The Original Lender shall deliver to the Obligors, before the date of this Agreement and thereafter upon the request of any Obligor, a properly completed, executed and valid IRS Form W-8BEN-E, W-8ECI, W-8IMY, W-9 or other applicable IRS form (and any document or information required by applicable law, regulations or form instructions to be provided in connection with that form) accurately stating its status for US federal Tax withholding purposes and, in the case of the IRS form(s) delivered before the date of this Agreement, evidencing the Original Lender's entitlement to exemption from US federal tax withholding with respect to all amounts payable to the Original Lender under the Finance Documents.

(h)

Each Lender that becomes a Lender hereunder after the date of this Agreement shall deliver to the Facility Agent and the Obligors, before the date on which it becomes a Lender and thereafter upon request of the Facility Agent or any Obligor, a properly completed, executed and valid IRS Form W-8BEN-E, W-8ECI, W-8IMY, W-9 or other applicable IRS form (and any document or information required by applicable law, regulations or form instructions to be provided in connection with that form) accurately stating its status for US federal Tax withholding purposes.

(i)	The Facility Agent shall deliver to the Obligors, before the date of this Agreement and thereafter upon request of any Obligor:
(i)

a properly completed, executed and valid IRS Form W-8IMY (and any document or information required by applicable law, regulations or form instructions to be provided in connection with that form) accurately stating its status for US federal Tax withholding purposes; and

(ii)	a properly completed and executed IRS Form W-8BEN-E of K-SURE evidencing K-SURE's entitlement to exemption from US federal tax withholding with respect to the K-SURE Insurance Premium.
(j)

If any IRS form delivered to the Obligors pursuant to this Clause (or any other document or information provided in connection with any such IRS form) expires or ceases to be accurate, the Finance Party to which that form relates shall deliver promptly to the Obligors a replacement IRS form (or applicable successor form), together with any document or information required by applicable law, regulations or form instructions to be provided in connection with that IRS form, accurately stating its status for US federal Tax withholding purposes

13.3	Tax indemnity
(a)

Subject to paragraph 13.3(b) below, the Obligors shall (within 10 Business Days after written demand by the Facility Agent) pay to a Protected Party an amount equal to the liability which that Protected Party has incurred for or on account of Tax:

(i)	in respect of a Finance Document; or
(ii)	under Section 4371 of the Code (or any successor provision, or any similar state or local law) in respect of the K-SURE Insurance Premium.
(b)	Sub-paragraph (i) of paragraph (a) above shall not apply:
(i)	with respect to any Tax incurred by a Finance Party:
(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction; or
(C)

in the case of a Finance Party other than a Lender, under the law of the jurisdiction in which the office of that Finance Party through which it performs its obligations under the Finance Documents is located, if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party; or

(ii)	with respect to any Tax to the extent that such Tax:
(A)	is compensated for by an increased payment under Clause 13.2 (Tax gross-up) or would have been compensated for by an increased payment under Clause

13.2 (Tax gross-up) but was not so compensated because one of the exclusions in paragraph (f) of Clause 13.2 (Tax gross-up) applies;

(B)	has been paid or compensated for by a payment by any Obligor pursuant to Clause 13.5 (Stamp taxes) or Clause 13.6 (VAT);
(C)	is excluded, in effect by paragraph (g) of Clause 28.2 (Conditions of assignment or transfer) from the Obligors' Tax indemnity obligations under this Clause.
(D)

is payable as a result of a present or former connection between a Finance Party and the jurisdiction (including any subdivision or taxing authority thereof) imposing such Tax other than a connection arising from such Finance Party's having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, enforced, sold or assigned an interest under any Loan or any Finance Document; or

(E)	relates to a FATCA Deduction required to be made by a Party;

(iii)	any branch profits Tax imposed by any jurisdiction described in sub-paragraph (i) above.
(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3 (Tax indemnity), notify the Facility Agent.
13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and
(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Stamp taxes

The Obligors shall pay and, within 10 Business Days after written demand, indemnify each Secured Party against any stamp duty, registration tax and other similar Taxes payable in respect of any Finance Document or a K-SURE Insurance Policy.

13.6	VAT
(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 13.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

13.7	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party; and
(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If the Borrower is a US Tax Obligor, or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(ii)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or
(iii)	where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(iv)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(v)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.
(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)

The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

13.8	FATCA Deduction
(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

14	INCREASED COSTS
14.1	Increased costs
(a)

Subject to Clause 14.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)compliance with any law or regulation made, in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.
(b)	In this Agreement:
(i)	“Basel III” means:
(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
(ii)	“CRD IV” means:
(A)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by, amongst others, Regulation (EU) 2019/876;

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by, amongst others, Directive (EU) 2019/878; and

(C)	any other law or regulation which implements Basel III.
(iii)	“Increased Costs” means:
(A)	a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;
(B)	an additional or increased cost; or
(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims
(a)

A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.
14.3	Exceptions

Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)

compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(d)	is excluded, in effect by paragraph (g) of Clause 28.2 (Conditions of assignment or transfer) from the Obligors' Tax indemnity obligations under Clause 13.3 (Tax indemnity).
(e)

incurred more than 180 days prior to the date that the affected Finance Party or the Facility Agent notifies the Borrower of the event giving rise to such Increased Costs and of the affected Finance Party's intention to claim compensation therefor, provided that if the event giving rise to such Increased Cost is retroactive, then such 180-day period shall be extended to indicate the period of retroactive effect thereof;

(f)	an Increased Cost for which the affected Finance Party is not generally imposing equivalent charges on similarly situated borrowers;
(g)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or
(h)	incurred by a Hedge Counterparty in its capacity as such.
15	OTHER INDEMNITIES
15.1	Currency indemnity
(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
(c)	This Clause 15.1 (Currency indemnity) does not apply to any sum due to a Hedge Counterparty in its capacity as such.
15.2	Other indemnities
(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:
(i)	the occurrence of any Event of Default;

(ii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in an Advance requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.
(b)

Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party, K-SURE and each officer or employee of a Finance Party or its Affiliate or K-SURE (each such person for the purposes of this Clause 15.2 (Other indemnities) an “Indemnified Person”), against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)

Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or
(ii)	in connection with any Environmental Claim.
(d)

Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates or of K-SURE may rely on this Clause 15.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

15.3	Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:
(i)	investigating any event which it reasonably believes is an Event of Default; or
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and
(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility

Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

15.4	Indemnity to the K-SURE Agent and K-SURE

Each Obligor shall, on demand, indemnify the K-SURE Agent and K-SURE against any cost, loss or liability incurred by it (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is an Event of Default;
(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.
15.5	Indemnity to the Security Agent
(a)

Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them:

(i)	in relation to or as a result of:
(A)	any failure by the Borrower to comply with its obligations under Clause 17 (Costs and Expenses);
(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;
(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;
(F)	any action by any Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and
(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.
(ii)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

16	MITIGATION BY THE FINANCE PARTIES
16.1	Mitigation
(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality and Sanctions affecting a Lender), Clause 13 (Tax Gross Up and Indemnities), Clause 14 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.
16.2	Limitation of liability
(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).
(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if either:
(i)	a Default has occurred and is continuing; or
(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
17	COSTS AND EXPENSES
17.1	Transaction expenses

The Obligors shall, on demand, reimburse each Secured Party and K-SURE the amount of all costs and expenses (including legal fees) reasonably incurred by each of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and
(b)	any other Finance Documents executed after the date of this Agreement.
17.2	Amendment costs

Subject to Clause 17.4 (Reference rate transition costs) if:

(a)	an Obligor requests an amendment, waiver or consent; or
(b)	an amendment is required pursuant to Clause 35.9 (Change of currency); or

(c)	a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Obligors shall, on demand, reimburse each Secured Party and K-SURE for the amount of all costs and expenses (including legal fees) reasonably incurred by each of them in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to each Secured Party and K-SURE the amount of all costs and expenses (including legal fees) incurred by that Secured Party or, as the case may be, K-SURE in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

17.4	Reference rate transition costs

The Borrower shall on demand reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in connection with: any amendment, waiver or consent relating to any change arising as a result of an amendment required under Clause 45.4 (Changes to reference rates).

SECTION 7

GUARANTEE

18	GUARANTEE AND INDEMNITY
18.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Transaction Obligor of all such other Transaction Obligor's obligations under the Finance Documents;
(b)

undertakes with each Finance Party that whenever another Transaction Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall promptly on demand by the Facility Agent pay that amount as if it were the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand by the Facility Agent against any cost, loss or liability it incurs as a result of a Transaction Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by a Transaction Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	Waiver of defences

The obligations of each Guarantor under this Clause 18 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 18.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 18 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;
(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;
(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency or similar proceedings.
18.5	Immediate recourse
(a)

Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 18 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(b)

Each Guarantor acknowledges the right of the Facility Agent pursuant to Clause 27.19 (Acceleration) to enforce or direct the Security Agent to enforce or exercise any or all of its rights, remedies powers or discretions under any guarantee or indemnity contained in this Agreement.

18.6	Appropriations

Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18 (Guarantee and Indemnity).

18.7	Deferral of Guarantors' rights

All rights which any Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18 (Guarantee and Indemnity):

(a)	to be indemnified by a Transaction Obligor;
(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor's obligations under the Finance Documents;
(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)

to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or
(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 35 (Payment Mechanics).

18.8	Additional security

This guarantee and any other Security given by a Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

18.9	Applicability of provisions of Guarantee to other Security

Clauses 18.2 (Continuing guarantee), 18.3 (Reinstatement), 18.4 (Waiver of defences), 18.5 (Immediate recourse), 18.6 (Appropriations), 18.7 (Deferral of Guarantors' rights) and 18.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

18.10	Release of Owner

Where a Loan relating to a Ship is repaid in full in accordance with the provisions of this Agreement and all related Security in respect of that Ship is released, the Owner of that Ship shall cease to be a Guarantor under this Agreement.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19	REPRESENTATIONS
19.1	General

Each Obligor makes the representations and warranties set out in this Clause 19 (Representations) to each Finance Party on the date of this Agreement.

19.2	Status
(a)	It is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.
(b)	It has the power to own its assets and carry on its business as it is being conducted.
19.3	Share capital and ownership
(a)	The Borrower is authorised to issue 500 registered shares of no par value common stock, all of which have been issued in registered form, fully paid and non-assessable.
(b)	Each Owner is authorised to issue 500 registered shares of no par value common stock, all of which have been issued in registered form, fully paid and non-assessable.
(c)	ISOC is authorised to issue 500 registered shares of no par value common stock, all of which have been issued in registered form, fully paid and non-assessable.
(d)	Holdings is authorised to issue 110,000,000 shares consisting of:
(i)	100,000,000 registered shares of no par value common stock; and
(ii)	10,000,000 registered shares of no par value preferred stock,

all of which shares have been issued in registered form, fully paid and non-assessable.

(e)	The legal title to and beneficial interest in the shares:
(i)	in each Owner is held by the Borrower, and
(ii)	in the Borrower is held by ISOC,

free of any Security or any other claim other than Permitted Security.

(f)	None of the shares in any Owner or the Borrower are subject to any option to purchase, pre-emption rights or similar rights.
19.4	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

19.5	Validity, effectiveness and ranking of Security
(a)

Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Legal Reservations and the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (other than Permitted Security) over any assets that are the subject of any Transaction Security granted by it.
(c)

Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.
19.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;
(b)	its constitutional documents; or
(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.
19.7	Power and authority
(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:
(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and
(ii)	in the case of each Owner, the registration of the Ship owned or to be owned by it under an Approved Flag.
(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.
19.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

19.9	Governing law and enforcement
(a)	Subject to the Legal Reservations, the choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.
(b)

Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

19.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 27.8 (Insolvency proceedings); or
(b)	creditors' process described in Clause 27.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 27.7 (Insolvency) applies to a member of the Group.

19.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except:

(a)	registration of a Mortgage at the ship registry of the Approved Flag; and
(b)	the filing of a UCC-1 Financing Statement in respect of each Finance Document at with the Secretary of State or any county recorder's office as may be necessary or desirable,

which registration, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Documents.

19.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it is obliged to make under any Finance Document to which it is a party to or for the benefit of the Original Lender, the Facility Agent or K-SURE provided that each of the Original Lender, the Arranger and the Facility Agent has complied with its obligations under Clause 13.2 (Tax gross-up).

19.13	No default
(a)	No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

19.14	No misleading information
(a)

Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.
19.15	Financial Statements
(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied.
(b)	Its Original Financial Statements give a true and fair view of its financial condition as at the end of the relevant financial year and their results of operations during the relevant financial year.
(c)

There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group or the Borrower) since 31 December 2024.

(d)	Its most recent financial statements delivered pursuant to Clause 20.2 (Financial statements):
(i)	have been prepared in accordance with Clause 20.4 (Requirements as to financial statements); and
(ii)

give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of Holdings and the Borrower).

(e)

Since the date of the most recent financial statements delivered pursuant to Clause 20.2 (Financial statements) there has been no material adverse change in any Transaction Obligor's business, assets or financial condition (or the business or consolidated financial condition of the Group).

19.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.17	No proceedings pending or threatened
(a)

No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any member of the Group.

(b)

No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any member of the Group.

19.18	Validity and completeness of the Shipbuilding Contracts
(a)	Each Shipbuilding Contract constitutes legal, valid, binding and enforceable obligations of the Builder.
(b)	The copies of the Shipbuilding Contracts delivered to the Facility Agent before the date of this Agreement are true and complete copies.
(c)

No amendments or additions to any Shipbuilding Contracts other than those delivered to the Facility Agent on or prior to the date of this Agreement have been agreed nor have any rights under a Shipbuilding Contract been waived.

19.19	No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to any Obligor or any other member of the Group, the Builder or a third party in connection with the purchase by an Owner of a Ship, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.

19.20	Valuations
(a)

All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.
(c)

There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

19.21	No breach of laws

It has not (and no other member of the Group has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

19.22	No Charter

No Ship is subject to any Charter other than a Permitted Charter.

19.23	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

19.24	No Environmental Claim

No Environmental Claim has been made or threatened against any member of the Group or any Ship.

19.25	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

19.26	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Owner and each Approved Manager and each Ship have been complied with.

19.27	Taxes paid
(a)

It is not (and none of its Subsidiaries is) materially overdue in the filing of any US federal or material US state, US local or non-US Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax, except (i) material Taxes that are being contested in good faith by appropriate proceedings and for which the relevant company has set aside on its books adequate reserves in accordance with GAAP and (ii) Taxes, the non-payment of which would not reasonably be expected to result in a Material Adverse Effect.

(b)

It has no knowledge of any claims or investigations that are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes that have resulted or would reasonably be expected to result in, a Material Adverse Effect.

19.28	Financial Indebtedness

Neither the Borrower nor any Owner has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

19.29	Good title to assets

It and each other member of the Group has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted except for Permitted Security and minor irregularities and deficiencies and defects in title that, individually or in the aggregate do not (i) impact the validity, lawfulness or enforceability of any Transaction Security and (ii) would not reasonably be expected to interfere with its ability to conduct its business as currently conducted or to utilise such property for its intended purpose.

19.30	Ownership
(a)

On and from the Delivery Date of a Ship, the Owner who has acquired that Ship pursuant to the relevant Shipbuilding Contract is the sole legal and beneficial owner that Ship, its Earnings and its Insurances.

(b)	Each Owner is the sole legal and beneficial owner of all rights and interests which the relevant Shipbuilding Contract creates in favour of that Owner.
(c)

With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(d)

The constitutional documents of the Borrower do not and could not restrict or inhibit any transfer of the shares of the Owners on creation or enforcement of the security conferred by the Security Documents.

19.31	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in New York and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

19.32	Place of business

No Transaction Obligor has a place of business in any country other than the United States of America and its head office functions are carried out at 600 Third Avenue, 39th Floor, New York, NY 10016, United States of America.

19.33	No employee or pension arrangements
(a)

None of the Obligors or any of their ERISA Affiliates maintains, contributes to, or is obliged to contribute to (or during the preceding six years maintained, contributed to or had an obligation to contribute to) any Pension Plan that is subject to the provisions of Title IV of ERISA or any Multiemployer Plan.

(b)	Except as would not reasonably be expected to result in a Material Adverse Effect:
(i)

the Obligors and each of their ERISA Affiliates are in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, with respect to all Employee Benefit Plans;

(ii)

each Employee Benefit Plan complies, and is operated and maintained in compliance, with its terms and all applicable Legal Requirements, including the applicable provisions of ERISA and the Code and the regulations thereunder; and

(iii)

each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favourable determination or opinion letter from the Internal Revenue Service (or an opinion letter or determination letter will be applied for during the applicable remedial amendment period) and nothing has occurred which is reasonably likely to prevent, or cause the loss of, such qualification.

(c)	Except in relation to:
(i)	any arrangement which provides benefits on death which are wholly insured; and
(ii)

the UK Pension Plan, none of the Obligors or their Affiliates is, or has at any time in the past six years been, an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) in relation to any UK registered occupational pension scheme (as defined in the Pension Schemes Act 1993) which is a defined benefit pension plan except for the following multi-employer plans:

(A)	Merchant Navy Officers Pension Fund; and
(B)	Merchant Navy Ratings Pension Fund,

for which Holdings settled any obligations arising under Section 75 of the Pensions Act 1995 in 2024.

(d)	No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect.
(e)

There are no actions, suits or claims pending against or involving an Employee Benefit Plan (other than routine claims for benefits) or, to the knowledge of any Obligor, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(f)	There is no:
(i)

ongoing investigation by the Pensions Regulator (and no warning notice has been issued by the Pensions Regulator to Holdings or any Subsidiary of Holdings) which may lead to the issue of a Financial Support Direction or a Contribution Notice; or

(ii)

Financial Support Direction or Contribution Notice that has been issued, to Holdings or any Subsidiary of Holdings, imposing an aggregate liability with respect to the UK Pension Plan which has or would reasonably be expected to have a Material Adverse Effect.

(g)	Except as would not reasonably be expected to result in a Material Adverse Effect:
(i)

each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Legal Requirements and has been maintained, where required, in good standing with applicable regulatory authorities and rules applicable thereto, including all funding requirements (including, but not limited to, Part 3 of the U.K. Pensions Act 2004) and the respective requirements of the governing documents in relation to any such Non-U.S. Plan;

(ii)

there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of any Obligor, threatened against Holdings or any Subsidiary of Holdings in respect of any Non-U.S. Plan; and

(iii)	no Non-U.S. Plan has been terminated or wound-up and no actions or proceedings have been taken or instituted to terminate or wind-up such a Non-U.S. Plan.

19.34	Anti-Corruption Laws
(a)

No Obligor, none of its directors or officers, and, to the knowledge of the Obligors, none of its Affiliates or employees, is in violation of any Anti-Terrorism Laws, including the Executive Order, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)

No Obligor, none of its directors or officers, and to the knowledge of the Obligors, no Affiliate, employee or broker or other agent of any Obligor, where such broker or agent is acting or benefiting solely in such capacity in connection with the Facilities, is an Embargoed Person, either by:

(i)	being designated on a sanctions list or for being owned or controlled (directly or indirectly) by such designated person, including U.S. sanctions administered by OFAC; or
(ii)

being included on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or any other sanctions list administered by any other Sanctions Authority provided such list imposes restrictions or prohibitions;

(iii)

being domiciled, operating, registered as located or having its main place of business in, or incorporated under the laws of a country, region or territory that is, or whose government is, the subject of Sanctions.

(c)

No Obligor is in violation of any U.S. or other applicable Sanctions and no Obligor has received notice of, or is aware of any enforcement proceedings, investigation, or inquiry by any Sanctions Authority or other Governmental Authority regarding any offence or alleged offence in violation of Sanctions by that Obligor.

(d)	No Obligor and, to the knowledge of the Obligors, no directors, officers, broker or other agent of any Obligor acting solely in any such capacity in connection with the Facilities:
(i)

conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person or person described in Clause 22.5 (Embargoed Person);

(ii)

deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any executive order or any laws or regulations administered and enforced by any Sanctions Authority; or

(iii)

engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or laws, regulations, and orders administered and enforced by any Sanctions Authority, in each case under this paragraph (d) if such activities would result in a violation of Sanctions.

(e)

No Obligor nor any director or officer of any Obligor, and to the knowledge of the Obligors, no agent, employee nor Affiliate of any Obligor, has, in the course of its actions for, or on behalf of, any Obligor, directly or indirectly, in violation of applicable Anti-Corruption Laws:

(i)	used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity or to influence official action;

(ii)	made or taken an act in furtherance of any unlawful payment to any foreign or domestic government official or employee;
(iii)

made or taken in an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit to any foreign or domestic government official or employee;

(iv)	is or has at any time within the past five years engaged in any activity, practice, or conduct proscribed under any provision of any Anti-Corruption Law; or
(v)	used the proceeds of any Loans in a manner or for a purpose prohibited by any Anti-Corruption Laws.
(f)	The Borrower:
(i)	has instituted and maintains policies and procedures designed to ensure compliance by each Obligor with the foregoing; and
(ii)

has and will maintain in place adequate procedures designed to prevent any person who, directly or indirectly, performs or has performed services for or on behalf of the Obligors or any Obligor from undertaking any conduct in connection with providing such services to the Obligors that would give rise to an offence under section 7 of the Bribery Act 2010.

(g)

No Obligor is or has in the last five years been notified or otherwise been made aware that it is the subject of any enforcement proceedings or any investigation or inquiry by any governmental, administrative, or regulatory body regarding any offense or alleged offense under any Anti-Corruption Laws, and, to the knowledge of any Obligor, no such investigation, inquiry, or proceedings have been threatened or are pending.

(h)	Each Obligor and, to the best of its knowledge, its Affiliates, directors, officers and employees has been in the last five years and is in compliance with Sanctions.
(i)

Each Obligor has instituted and maintains policies and procedures designed to promote and achieve compliance by each member of the group with applicable Sanctions or is otherwise subject to policies and procedures implemented by its Holding Company or any other entity exercising control over such Obligor.

19.35	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

20	INFORMATION UNDERTAKINGS
20.1	General

The undertakings in this Clause 20 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

20.2	Financial statements

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as they become available, but in any event within 180 days after the end of each of Holdings' respective financial year, the audited consolidated financial statements of Holdings;
(b)	as soon as the same become available, but in any event within 90 days after the end of each quarter of each of their respective financial years:
(i)	the unaudited financial statements of the Borrower for that quarter year which shall consist of a balance sheet and statement of operations, prepared on a comparative basis; and
(ii)	the unaudited consolidated financial statements of Holdings for the Group;
(c)	as soon as the same become available, but in any event within 90 days after the end of each financial year, the consolidated financial projections of the Group for the then current financial year.
20.3	Compliance Certificate
(a)

The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 20.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by the chief financial officer, the principal accounting officer, controller or treasurer of the Group.
20.4	Requirements as to financial statements
(a)

Each set of financial statements delivered by the Borrower pursuant to Clause 20.2 (Financial statements) shall be certified by the chief financial officer, the principal accounting officer, controller or treasurer of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause

20.2 (Financial statements) is prepared using GAAP.

(c)The Borrower shall procure that each set of financial statements delivered pursuant to Clause

20.2 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and Holdings' auditors (and/or, as appropriate, the chief financial officer, the principal accounting officer, controller or treasurer) deliver to the Facility Agent:

(i)

a description of any change made to those financial statements to reflect the GAAP, accounting practices and reference periods from those with which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 21 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.5	Information: miscellaneous

Each Obligor shall and shall procure that each other Transaction Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests) promptly (and in any event within five Business Days of obtaining any knowledge thereof):

(a)	all documents dispatched by it to its shareholders (or any class of them) or public debt holders (as applicable) generally at the same time as they are dispatched;
(b)

details of the filing or commencement of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code or any Environmental Incident) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)

upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal body or agency which is made against any member of the Group and which might have a Material Adverse Effect;

(d)	the occurrence of any ERISA Event that alone or other with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(e)	upon the same becoming available, the Energy Efficiency Existing Ship Index certificate and Carbon Intensity Indicator certificate for each Ship;
(f)	upon becoming aware of it, any details of a delay to the Contractual Delivery Date of a Ship;
(g)	such further information and/or documents regarding:
(i)	each Ship, goods transported on each Ship, its Earnings and its Insurances;
(ii)	the Security Assets;
(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)the financial condition, business and operations of any member of the Group, as any Finance Party (through the Facility Agent) may reasonably request; and

(h)

promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

20.6	Notification of Default
(a)

Each Obligor shall, and shall procure that each other Obligor shall, notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon (and in any event within five Business Days of) becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Facility Agent, each Obligor shall supply to the Facility Agent a certificate signed by two of its senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7	Use of websites
(a)

Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the “Website Lenders”) which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent or the website of the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system of the US Securities Exchange Commission and any such successor website (each such website being a “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

20.8	“Know your customer” checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)

any change in the status of a Transaction Obligor (or of a Holding Company of a Transaction Obligor) (including, without limitation, a change of ownership of a Transaction Obligor or of a Holding Company of a Transaction Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.9	K-SURE notification and information
(a)	The Borrower shall promptly notify the Facility Agent and the K-SURE Agent of the occurrence of any event involving a political or commercial risk covered by a K-SURE Insurance Policy and shall:

(i)	pay upon demand by the K-SURE Agent any resulting additional premium payable to K-SURE in respect of any K-SURE Insurance Policy; and
(ii)

cooperate with the Facility Agent and the K-SURE Agent on its request to take all steps necessary on the part of the Borrower to ensure each K-SURE Insurance Policy remains in full force and effect throughout the Security Period.

(b)

The Borrower shall promptly provide the Facility Agent and the K-SURE Agent with copies of all financial or other information required by the K-SURE Agent to satisfy any request for information by K-SURE pursuant to any K-SURE Insurance Policy.

21	FINANCIAL COVENANTS
21.1	Financial definitions

“Cash Equivalents” means any of the following:

(a)

marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person;

(b)

marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition by such person and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor or Moody’s;

(c)

time deposits and certificates of deposit of any (i) lender under the Revolving Credit Facilities or any (ii) commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended) with maturities of not more than one year from the date of acquisition by such person;

(d)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in paragraph (a) above entered into with any person meeting the qualifications specified in paragraph (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities;

(e)

commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person; and

(f)	investments in money market funds at least 90% of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

“Consolidated Indebtedness” means, as at any relevant date:

(a)	the aggregate outstanding principal amount of the Loans under this Agreement; plus

(b)	the aggregate outstanding principal amount of any other Financial Indebtedness of Holdings or any of its Subsidiaries including any Permitted Financial Indebtedness,

provided that for the purposes of this definition all Contingent Obligations of Holdings, shall be excluded from the calculation of Consolidated Indebtedness to the extent not reflected as indebtedness on the consolidated balance sheet of such Holdings.

“Consolidated Net Indebtedness” means:

(a)	Consolidated Indebtedness; less
(b)

an amount equal to the Unrestricted Cash and Cash Equivalents, provided that for the purposes of this definition undrawn amounts under the Revolving Credit Facility to the extent included in Unrestricted Cash and Cash Equivalents shall be excluded from the calculation of Consolidated Net Indebtedness to the extent not reflected as indebtedness on the consolidated balance sheet of Holdings.

“Consolidated Subsidiary” means a Subsidiary of Holdings whose financial statements are consolidated with those of Holdings in accordance with GAAP.

“Consolidated Tangible Net Worth” means the Net Worth (i.e., equity) of Holdings and its Subsidiaries at any relevant date determined on a consolidated basis in accordance with GAAP minus goodwill.

“Consolidated Total Capitalisation” the sum of Consolidated Net Indebtedness at any relevant date and Consolidated Tangible Net Worth at any relevant date.

“Contingent Obligations” means any obligation, agreement, understanding or arrangement of guaranteeing any Financial Indebtedness, leases, or other obligations (including dividends on Disqualified Capital Stock) (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation agreement, understanding or arrangement of such person, whether or not contingent:

(a)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(b)	to advance or supply funds:
(i)	for the purchase or payment of any such primary obligation; or
(ii)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor;
(c)

to purchase or lease property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation;

(d)

with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation); or

(e)	otherwise to assure or hold harmless the primary obligor of any such primary obligation against any monetary loss or the payment of such primary obligation (in whole or in part) in respect thereof,

provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten enforceable agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the amount that can reasonably be expected to become an actual or matured liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Current Assets” means the amount of the current assets of Holdings and its Consolidated Subsidiaries as shown in the latest financial statements delivered pursuant to Clause 20.2 (Financial Statements).

“Current Liabilities” means the amount of the current liabilities of Holdings and its Consolidated Subsidiaries (which, for purposes of this definition shall not include Financial Indebtedness of Holdings and its Consolidated Subsidiaries maturing within twelve (12) months of the relevant testing date) as shown in the latest financial statements delivered pursuant to Clause 20.2 (Financial Statements).

“Disqualified Capital Stock” means shall mean any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event:

(a)

matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the 91st day after the latest maturity date of the Revolving Credit Facility in effect at the time of the issuance of such Disqualified Capital Stock;

(b)	is convertible into or exchangeable or exercisable (unless at the sole option of the issuer thereof) for:
(i)	debt securities or other indebtedness; or
(ii)

any Equity Interests referred to in paragraph (a) above, in each case, at any time on or prior to the date that is 91 days after the latest maturity date of the Revolving Credit Facility in effect at the time of the issuance of such Disqualified Capital Stock; or

(iii)	contains any repurchase or payment obligation which may come into effect prior to the date that is 91 days after the latest maturity date of the Revolving Credit Facility.

For the avoidance of doubt, any Equity Interest that may or shall be repurchased or redeemed (but only to the extent permitted hereunder at such time) from officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Holdings or any of its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service shall not be deemed to be “Disqualified Capital Stock” for such reason alone.

“Maximum Leverage Ratio” means the ratio of Consolidated Net Indebtedness to Consolidated Total Capitalisation.

“Minimum Liquidity Threshold” means the amount of Unrestricted Cash and Cash Equivalents being greater than or equal to the lower of:

(a)	US$50,000,000; and
(b)	an amount equal to 5 per cent. of the Consolidated Indebtedness of Holdings and its Wholly Owned Subsidiaries.

“Net Worth” means, the sum of a person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, but excluding treasury stock and the effect of any impairment of intangible assets on and after the date of this Agreement.

“Revolving Credit Facilities” means:

(a)

a revolving credit facility provided to ISOC pursuant to a credit agreement dated 20 May 2022 and made between, amongst others, (i) ISOC as borrower, (ii) Holdings and (iii) Nordea Bank Abp, New York Branch as administrative agent and security trustee; and

(b)

a revolving credit facility provided to ISOC pursuant to a credit agreement dated 27 May 2023 and made between, amongst others, (i) ISOC as borrower, (ii) Holdings and (iii) Nordea Bank Abp, New York Branch as agent and security trustee.

“Unrestricted Cash and Cash Equivalents” means cash or Cash Equivalents that:

(a)	do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of Holdings or any of its Subsidiaries;
(b)	are not subject to any Security in favour of any person other than (i) the Security Agent or (ii) if required by law, the deposit account bank holding such accounts;
(c)	are otherwise generally available for use by Holdings, ISOC or the Borrower; and

(d)undrawn amounts under the Revolving Credit Facilities.

“Wholly Owned Subsidiaries” means:

(a)

any corporation 100 per cent of whose capital stock (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case, to the extent required under applicable Legal Requirements) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person; and

(b)

any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100 per cent. Equity Interest (other than directors’ qualifying share and other nominal shares required to be held by local nationals, in each case, to the extent required under applicable Legal Requirements) at such time.

Unless the context requires otherwise, “Wholly Owned Subsidiary” refers to a Wholly Owned Subsidiary of Holdings.

“Working Capital Balance” means Current Assets less Current Liabilities.

21.2	Financial covenants

Holdings shall (and shall procure that its Wholly Owned Subsidiaries will) maintain at all times:

(a)	the Minimum Liquidity Threshold;
(b)	a Maximum Leverage Ratio of less than or equal to 0.65: 1; and
(c)	a Working Capital Balance of greater than or equal to zero.
21.3	Financial testing

The financial covenants set out in this Clause shall be calculated in accordance with GAAP and tested by reference to the financial statements delivered pursuant to Clause 20.2 (Financial statements) and the Compliance Certificates delivered pursuant to Clause 20.3 (Compliance Certificate).

22	GENERAL UNDERTAKINGS
22.1	General

The undertakings in this Clause 22 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

22.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect;
(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;
(ii)

ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship of any Transaction Document to which it is a party;

(iii)	own and operate each Ship (in the case of the Owners).

22.3	Compliance with laws; conduct of business

Each Obligor shall conduct its business in a proper and efficient manner in compliance with its constitutional documents, all Sanctions, all Anti-Corruption Laws, all anti-money laundering laws, all Environmental Laws and all other laws and regulations applicable to its business and shall notify the Facility Agent immediately upon becoming aware of any breach of any such document, law or regulation.

22.4	Compliance with Sanctions
(a)	Each Obligor shall:
(i)	comply with Sanctions on an ongoing basis;
(ii)

not fund all or part of any payment under the Finance Documents out of proceeds derived from business or transactions with an Embargoed Person or from any action which would be prohibited by Sanctions or would otherwise cause any Secured Party, Obligor or K-SURE to be in breach of Sanctions;

(iii)

ensure that any Ship owned and controlled by it shall not be used by or for the benefit of any Embargoed Person in violation of Sanctions or in any manner that will cause the Secured Parties to be in breach of Sanctions;

(iv)	ensure that such Ship shall not be used in trading in violation of Sanctions;
(v)	ensure that such Ship shall not be used in trading in any manner which breaches the sanctions limitation or exclusion clause (or similar clause) in the Insurances relating to such Ship;
(vi)

use commercially reasonable efforts to ensure that each charter in respect of such Ship entered into after the date of this Agreement shall contain, for the benefit of the relevant Owner, language which gives effect to the provisions of this Clause and permits refusal of employment or voyage orders which would result in a violation of Sanctions; and

(vii)	ensure that each other Obligor institutes and maintains policies and procedures designed to promote and achieve compliance with Sanctions.
(b)

The Borrower will not directly or indirectly use the proceeds of the Facilities or lend, contribute or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person with whom dealings are restricted or prohibited under any Sanctions administered by OFAC or any other applicable Sanctions Authority, in each case if such activities would result in a violation of applicable Sanctions Laws by any party to this Agreement.

(c)

The Borrower and the Owners shall not use, cause or permit the Ships to be used (i) by or for the benefit of a Embargoed Person in any manner that violates Sanctions, (ii) in any country which would result in the violation, by an Obligor, of any Sanctions or (iii) in any other way (including ship to ship transfers) that, in each case of the foregoing, would result in a violation of:

(i)	the Russian Oil Price Cap Measures;

(ii)	the Stop Harboring Iranian Petroleum (SHIP) Act; or
(iii)	any other restrictions under Sanctions on Russian Oil Products or on condensate, oil, petroleum or petrochemical products of the Islamic Republic of Iran origin by an Obligor,

in each case under sub-paragraphs (i) to (iii) above, by ISOC and any of the Secured Parties.

(d)

The Borrower shall, upon the reasonable request of the Facility Agent or any Lender, supply or procure the supply to the Facility Agent (for transmission to all Lenders) of all information as the Facility Agent or such Lender may reasonably require for such Lender to satisfy any record-keeping obligations applicable to it under the Russian Price Cap Measures or such other information or requirements as the Facility Agent on behalf of the Lenders may reasonably request in writing (i) regarding the Obligors' compliance with the Russian Price Cap Measures or (ii) regarding such other requirements in respect to changes to any of the Russian Price Cap Measures or the introduction of similar measures relating to Russian Oil Products or changes to any guidance, application, or interpretation by applicable authority in respect of the Russian Price Cap Measures.

(e)

By 31 January of each fiscal year, with reference to the period of twelve months ending on the preceding 31 December, the Borrower shall provide to the Facility Agent an attestation (in the form agreed between the Facility Agent and the Borrower) duly signed by two of its senior officers. The Facility Agent shall provide such attestation to the Lenders as soon as such attestation is received from the Borrower.

22.5	Embargoed Person

No Obligor shall cause or permit:

(a)	any of the funds or properties of any Obligor that are used to repay the Loans or other Facilities to constitute property of any Embargoed Person (individual or entity):
(i)	with whom dealings are restricted or prohibited under United States or any other applicable Sanctions; or
(ii)

that is identified on the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or any other similar list maintained by any Sanctions Authority, or 50% or greater owned by any such designated individual or entity, where use of such funds relating to parties in (i) or (ii) above would result in a violation of Sanctions Laws; or

(b)

any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in any Obligor, with the result that the investment in any Obligor (whether directly or indirectly) is prohibited by applicable Legal Requirements or the Facilities are in violation of applicable Legal Requirements.

22.6	Anti-corruption and anti-terrorism

No Obligor shall:

(a)	directly or indirectly:

(i)

conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Clause 19.34 (Anti-Corruption Laws) that would result in a violation of Sanctions;

(ii)	deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law in violation of Sanctions;
(iii)

engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Obligors shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Obligors' compliance with this Clause).

(b)

cause or permit any of the funds of such Obligor that are used to repay the Facilities to be derived from any unlawful activity with the result that the making of the Facilities would be in violation of Legal Requirements.

22.7	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will:

(a)	comply with all Environmental Laws applicable to its operations and assets;
(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals applicable to its operations and assets;
(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.8	Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, (through the Borrower) promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and
(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

22.9	Taxation
(a)

Each Obligor shall, and shall procure that each other Transaction Obligor will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are maintained for those Taxes in accordance with GAAP; and
(iii)	such payment can be lawfully withheld.
(b)	No Obligor shall and the Obligors shall procure that no other Transaction Obligor will, change its residence for Tax purposes.
22.10	No change to centre of main interests

No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 19.31 (Centre of main interests and establishments) and it will create no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction unless permitted under the terms of this Agreement.

22.11	Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.12	Title
(a)	Each Owner shall hold the legal title to, and own the entire beneficial interest in:
(i)	each Shipbuilding Contract to which it is a party;
(ii)	with effect from the relevant Delivery Date, the Ship that is delivered to it, its Earnings and its Insurances.
(b)

With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor.

22.13	Negative pledge
(a)

Neither the Owner nor the Borrower shall create or permit to subsist any Security over any of its assets which are, the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Owner shall:
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Group;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.
22.14	Disposals
(a)

No Owner shall, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances) provided that there is no restriction on disposal of a Ship and release of its Owner and all related Security and obligations thereto related where a repayment of the Loan relating to such Owner and Ship is made in accordance with the provisions of this Agreement.

(b)	Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause 24.16 (Restrictions on chartering, appointment of managers etc.).
22.15	Merger
(a)	Holdings will not enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction unless:
(i)	Holdings is the surviving entity as a result of such amalgamation, demerger, merger, consolidation or corporate reconstruction;
(ii)	no Event of Default occurs or would result from such amalgamation, demerger, merger, consolidation or corporate reconstruction.
(b)	The Borrower will not enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction without the consent of the Majority Lenders.
22.16	Change of business
(a)	Each Obligor shall procure that:
(i)	no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement;
(ii)	no changes are made to the name of an Obligor, its status or its Original Jurisdiction unless otherwise permitted under this Agreement; and
(iii)	the end of each annual accounting period for each member of the Group falls on 31 December.
(b)	No Owner shall engage in any business other than the ownership and operation of its Ship.
22.17	Financial Indebtedness

No Owner will incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

22.18	Expenditure

No Owner shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of its business.

22.19	Share capital

No Owner shall:

(a)	purchase, cancel, redeem or retire any of its issued shares;
(b)	increase or reduce the number of shares that it is authorised to issue or change the par value of such shares or create any new class of shares;
(c)

issue any further shares except to the Borrower and provided such new shares are made subject to the terms of the Shares Security applicable to that Owner immediately upon the issue of such new shares in a manner satisfactory to the Security Agent and the terms of that Shares Security are complied with; or

(d)	appoint any further director or officer of that Owner (unless the provisions of the Shares Security applicable to such Owner are complied with).
22.20	Dividends

No Obligor shall:

(a)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its issued shares (or any class of its issued shares);

(b)	repay or distribute any dividend or share premium reserve;
(c)	pay any management, advisory or other fee to or to the order of any of its shareholders; or
(d)	redeem, repurchase, defease, retire or repay any of its issued shares or resolve to do so,

(a “Distribution”) unless:

(i)	no Event of Default has occurred or would occur from the making of a Distribution; and
(ii)	the Obligors are able to demonstrate compliance with the financial covenants set out in Clause 21 (Financial covenants).
22.21	People of significant control regime

Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):

(a)

within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.

22.22	Listing

Holdings shall at all times ensure its common Equity Interests remain listed on the New York Stock Exchange or, if applicable, the NASDAQ Stock Market or another nationally recognised stock exchanged approved by the Facility Agent (acting on the instructions of the Majority Lenders).

22.23	Other transactions

No Owner shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;
(b)

give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Obligor assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents and except in the ordinary course of business.

(c)	enter into any material agreement other than:
(i)	the Transaction Documents;
(ii)	any other agreement entered into the ordinary course of business or expressly allowed under any other term of this Agreement; and
(d)

enter into any transaction (other than transactions contemplated by the Transaction Documents) on terms which are, in any respect, less favourable to that Obligor than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks or that are considered Cash Equivalents,

unless such transactions are:

(i)	made in the ordinary course of business of owning the Ships;
(ii)	made on arms' length terms; and
(iii)	able to be justified as to their necessity and benefit to the Group by the Owner or another Obligor.
22.24	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;
(b)	cause any Transaction Document to cease to be in full force and effect;
(c)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(d)	imperil or jeopardise the Transaction Security.
22.25	Delivery Date Security and other documentation and evidence

If an Advance under a K-SURE Covered Tranche is not requested or is not for any reason made available, the relevant Owner shall, on or before the relevant Delivery Date, execute and deliver the documents and evidence referred to in Part B of Schedule 2 (Conditions Precedent), with necessary modifications (if any) to reflect the non-utilisation of that Advance, in form and substance satisfactory to the Facility Agent.

22.26	Employee or pension arrangements
(a)

No Obligor (and each Obligor shall procure that no ERISA Affiliate will) maintain or contribute to (or have an obligation to contribute to) a Pension Plan that is subject to the provisions of Title IV of ERISA or a Multiemployer Plan, except in relation to:

(i)	any arrangement which provides benefits on death which are wholly insured; and
(ii)

the UK Pension Plan, no Obligor nor any of their Affiliates will be an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) in relation to any UK registered occupational pension scheme (as defined in the Pension Schemes Act 1993) which is a defined benefit pension plan.

(b)	Each Obligor shall:
(i)

comply with all applicable Legal Requirements, including the applicable provisions of ERISA, those relating to any Non-U.S. Plan and the Code, with respect to all Employee Benefit Plans and, as applicable, all Non-U.S. Plans, except where such non-compliance would not be reasonably expected to result in a Material Adverse Effect; and

(ii)	furnish to the Facility Agent, upon request, copies of:
(A)	the most recent actuarial valuation report for each Non-U.S. Plan;
(B)	all notices received by any Obligor or any of its Subsidiaries from any governmental agency concerning an ERISA Event;
(C)	such other information, documents or governmental reports or filings related to any Non-U.S. Plan as the Facility Agent shall reasonably request;
(D)	any Financial Support Direction or Contribution Notice received by Holdings or a Subsidiary of Holdings;
(E)

any warning notice or other document or letter received by Holdings or a Subsidiary of Holdings from the Pensions Regulator, that may lead to the issue of a Financial Support Direction or a Contribution Notice.

(iii)	promptly upon becoming aware of it, notify the Facility Agent of:
(A)

any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to it or any of its Subsidiaries in respect of the UK Pension Plan;

(B)	the issue of a Financial Support Direction or a Contribution Notice to it or any of its Subsidiaries in respect of the UK Pension Plan;
(C)

any notification by the trustees of the UK Pension Plan to it or any of its Subsidiaries that a debt has become, or will become, payable in respect of the UK Pension Plan pursuant to section 75 of the Pensions Act 1995; and

(D)

any notification by the trustees of the UK Pension Plan to it or any of its Subsidiaries of any increase in the contributions due to the UK Pension Plan that has resulted, or would be reasonably likely to result in, a Material Adverse Effect.

(iv)

ensure that neither it nor any of its Subsidiaries will take any action in relation to the UK Pension Plan that would reasonably be expected to have a Material Adverse Effect, including (without limitation) winding-up or causing the winding-up of the UK Pension Plan.

22.27	Further assurance
(a)

Each Obligor shall, and shall procure that each other Transaction Obligor will, (and the Borrower shall procure that each member of the Group will) promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)

to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent or confer on the Secured Parties, Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)

to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.
(b)

Each Obligor shall, and shall procure that each other Transaction Obligor will, (and the Borrower shall procure that each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)

At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 22.27 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent a certificate signed by two of that Obligor's or Transaction Obligor's directors or officers which shall:

(i)	set out the text of a resolution of that Obligor's or Transaction Obligor's directors specifically authorising the execution of the document specified by the Security Agent; and
(ii)

state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or officers and is valid under that Obligor's or Transaction Obligor's articles of association or other constitutional documents.

22.28	K-SURE requirements

No Obligor shall act (or omit to act) in a manner that is inconsistent with any requirement of K-SURE under or in connection with any K-SURE Insurance Policy and, in particular:

(a)	each Obligor shall do all that is necessary to ensure that all requirements of K-SURE under or in connection with each K-SURE Insurance Policy are complied with; and
(b)	each Obligor will refrain from acting in any manner which could result in a breach of any requirements of K-SURE under or in connection with a K-SURE Insurance Policy or affect the validity of it.
22.29	K-SURE Insurance Policy protection

If at any time, in the opinion of the K-SURE Agent, any provision of a Finance Document contradicts or conflicts with any provision of a K-SURE Insurance Policy, the Borrower will:

(a)	take all steps as the Facility Agent, the K-SURE Agent and/or K-SURE shall require to remove such contradiction or conflict; and
(b)	take all steps as the Facility Agent, the K-SURE Agent and/or K-SURE shall require to ensure that the relevant K-SURE Insurance Policy remains in full force and effect.
22.30	Change of jurisdiction of incorporation and domicile of Obligors
(a)

Notwithstanding any other provision of this Agreement or of any other Finance Document, the Borrower may procure a change in the jurisdiction of incorporation and domicile of any Obligor or all Obligors (other than Holdings) from the Republic of the Marshall Islands to Bermuda (a “Relevant Change”), provided that the Borrower gives prior written notice of each such Relevant Change to the Facility Agent and, prior to commencing each such Relevant Change, delivers to the Facility Agent, in form and substance reasonably satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) and K-SURE:

(i)	duly executed originals of any Finance Documents that are required to be entered into as a result of the Relevant Change;
(ii)	legal opinions from counsel in:
(A)	the jurisdiction of the Approved Flag;
(B)	the new jurisdiction of the relevant Obligor; and
(C)	any other jurisdictions that the Finance Parties may reasonably require;

confirming (x) the enforceability of the Finance Documents to which the relevant Obligor is a party; (y) the capacity and authority of the Obligor to enter into any further Finance Documents that may be entered into as part of the Relevant Change; and (z) the validity and priority (where priority is a matter of law and not a matter of fact) of any Transaction Security granted by or in respect of the relevant Obligor (subject to customary assumptions and qualifications) upon and as a consequence of the Relevant Change, as of completion thereof;

(iii)	updated constitutional documents (or forms thereof) and corporate authorisations of the relevant Obligor;
(iv)

a steps plan prepared by the Bermuda legal advisers to the relevant Obligor setting out in reasonable detail the steps that are required to be taken in order to effect the Relevant Change in accordance with this Clause (the “Steps Plan”);

(v)	a certificate signed by two of its senior officers certifying that no Event of Default has occurred and is continuing and that the Relevant Change will not:
(A)	result in a Change of Control Event or the relevant Obligor ceasing to be a member of the Group; or
(B)

result in the loss, unlawfulness, invalidity or impairment of any Transaction Security granted by or in respect of the relevant Obligor other than, in accordance with the Steps Plan, any Transaction Security or other Finance Document that is novated, amended, released, transferred and immediately replaced by such equivalent Transaction Security in the relevant new jurisdiction;

(vi)	such other documents or evidence reasonably requested by the Facility Agent (acting on the instructions of the Majority Lenders) and K-SURE in relation to the Relevant Change.
(b)

In relation to each Relevant Change, the Facility Agent shall promptly notify the Borrower when it has received the documents referred to in paragraph (a) above (in form and substance reasonably satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) and K-SURE, whereupon such Relevant Change may be declared effective in relation to the relevant Obligor, in accordance with the relevant Steps Plan.

(c)

Each Finance Party shall, at the cost of the Borrower, promptly do all such acts or execute all such documents (including releases of any Transaction Security or other Finance Document that is novated, amended, released, transferred, otherwise modified or re-taken in accordance with the Steps Plan, amendments, novations, other modifications, notices and instructions) as the Borrower may reasonably specify to effect a Relevant Change in respect of any Obligor in accordance with the relevant Steps Plan.

(d)

The Borrower shall promptly notify the Facility Agent upon completion of any Relevant Change in respect of an Obligor in accordance with the relevant Steps Plan and shall deliver any further documents or evidence reasonably requested by the Facility Agent (acting on the instructions of the Majority Lenders) and K-SURE in connection therewith.

(e)

Upon and with effect from the notification by the Borrower to the Facility Agent of completion of a Relevant Change in relation to any Obligor in accordance with paragraph (d) above, each representation and warranty, undertaking or other provision of the Finance Documents that contemplates such Obligor being a corporation incorporated and domiciled in the Marshall Islands shall be deemed amended to contemplate that Obligor being a corporation incorporated and domiciled in Bermuda.

(f)

For the avoidance of doubt, each Finance Party acknowledges and agrees that any release or change in the nature and scope of the Transaction Security granted by or in respect of an Obligor that is subject to a Relevant Change and permitted in accordance with this Clause shall not be an amendment or waiver that requires the prior consent of K-SURE or of all the Lenders under Clauses 45.1 (Required Consents) or 45.2 (All Lender matters).

23	INSURANCE UNDERTAKINGS
23.1	General

The undertakings in this Clause 23 (Insurance Undertakings) remain in force from the date of this Agreement throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2	Maintenance of obligatory insurances

Each Owner shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);
(b)	increased value risks;
(c)	war risks;
(d)	protection and indemnity risks; and
(e)

any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for an Owner to insure and which are specified by the Facility Agent by notice to an Owner.

23.3	Terms of obligatory insurances

Each Owner shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:
(i)	120 per cent. of the outstanding Loan; and
(ii)	the Market Value of that Ship;
(c)

specifically in the case of hull and machinery risks, the insured value of a Ship shall at all times be greater than or equal to 80 per cent. of its Market Value and the aggregate insured value of all Ships shall be equal to or greater than the Loan;

(d)

in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(e)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;
(f)	on approved terms; and
(g)

through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

23.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 23.3 (Terms of obligatory insurances), each Owner shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Owner as the sole named insured unless the interest of every other named insured is limited:
(i)	in respect of any obligatory insurances for hull and machinery and war risks;
(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and
(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and
(ii)

in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Owner and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)	whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;
(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;
(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and
(f)	provide that the Security Agent may make proof of loss if that Owner fails to do so.
23.5	Renewal of obligatory insurances

Each Owner shall:

(a)

at least 21 days (or such shorter period that the Facility Agent may agree) before the scheduled expiry of any obligatory insurance effected by it notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(b)	at least 14 days (or such shorter period that the Facility Agent may agree) before the scheduled expiry of any obligatory insurance, renew that obligatory insurance; and
(c)

procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal, provided always that if, following receipt of any notification pursuant to paragraph 23.5(c) above, the Facility Agent notifies the Owner of any instances of non-compliance of the terms and conditions of the renewal with the requirements of this Clause 23 (Insurance undertakings), the Owners shall promptly rectify such non-compliance and provide rectified renewal documentation to the Facility Agent.

23.6	Copies of policies; letters of undertaking

Each Owner shall ensure that the Approved Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and
(b)	a letter or letters of undertaking in a customary form which include undertakings by the Approved Brokers that:
(i)

they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 23.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;
(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;
(iv)

they will, if they have not received notice of renewal instructions from the relevant Owner or its agents, notify the Security Agent not less than 14 days (or such shorter period that the Facility Agent may agree) before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;
(vi)

they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Owner under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Owner forthwith upon being so requested by the Facility Agent.
23.7	Copies of certificates of entry

Each Owner shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;
(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and
(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.
23.8	Maintenance of original policies

Each Owner shall ensure that all policies relating to obligatory insurances effected by it are maintained with the Approved Brokers through which the insurances are effected or renewed.

23.9	Payment of premiums

Each Owner shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

23.10	Guarantees

Each Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

23.11	Compliance with terms of insurances
(a)

No Obligor shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above and without prejudice to the Owners' obligations under Clause 24 (General Ship Undertakings), each Owner shall:
(i)

take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 23.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)

not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless they are approved by the underwriters of the obligatory insurances; and

(iii)

not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

23.12	Alteration to terms of insurances

No Obligor shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

23.13	Settlement of claims

Each Owner shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or, if an Event of Default has occurred and is continuing, for a Major Casualty; and
(b)

do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

23.14	Provision of information

Each Owner shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) reasonably requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(b)

effecting, maintaining or renewing any such insurances as are referred to in Clause 23.15 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Obligors shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

23.15	Mortgagee's interest and additional perils insurances
(a)

The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance and a mortgagee's interest additional perils insurance in such amounts, on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)

The Obligors shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

24	GENERAL SHIP UNDERTAKINGS
24.1	General

The undertakings in this Clause 24 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

24.2	Ships' names and registration

Each Owner shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;
(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled;
(c)	not enter into any dual flagging arrangement in respect of that Ship; and
(d)	not change the name of that Ship,

provided that any agreed change of name or flag of a Ship shall be subject to:

(i)

that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and on such other terms and in such other form as the Facility Agent, acting with the authorisation of all of the Lenders, shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require.
24.3	Repair and classification

Each Owner shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and
(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions affecting that Ship's class.
24.4	Classification society undertaking

Each Owner shall, in respect of the Ship owned by it, instruct the relevant Approved Classification Society (and use commercially reasonable efforts to procure that the Approved Classification Society undertakes with the Security Agent):

(a)

to send to the Security Agent, following receipt of a written request from the Security Agent, certified true copies of all original class records held by the Approved Classification Society in relation to that Ship;

(b)

to allow the Security Agent (or its agents), at any time and from time to time upon receipt of reasonable notice in advance, to inspect the original class and related records of that Owner and that Ship at the offices of the Approved Classification Society and to take copies of them;

(c)	to notify the Security Agent promptly in writing if the Approved Classification Society:
(i)	receives notification from that Owner or any person that that Ship's Approved Classification Society is to be changed; or
(ii)

becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship's class under the rules or terms and conditions of that Owner or that Ship's membership of the Approved Classification Society;

(d)	following receipt of a written request from the Security Agent:
(i)

to confirm that that Owner is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)

to confirm that that Owner is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Security Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

24.5	Modifications

No Owner shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship and materially reduce its value.

24.6	Removal and installation of parts
(a)	Subject to paragraph (b) below, no Owner shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:
(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;
(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and
(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Owner and subject to the security constituted by the Mortgage on that Ship.
(b)	An Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Owner.
24.7	Surveys

Each Owner shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

24.8	Inspection

(a)  Each Owner shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose, at the Borrower's expense once per calendar year or at any time following the occurrence of an Event of Default) to board the Ship owned by it at all reasonable times to inspect its condition (without interfering with the Ship's operation) or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

24.9	Prevention of and release from arrest
(a)	Each Owner shall, in respect of the Ship owned by it, promptly discharge:
(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;
(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and
(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.
(b)	Each Owner shall as soon as possible and in any event within 60 days upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

24.10	Compliance with laws etc.

Each Owner shall:

(a)	comply, or procure compliance with all applicable Legal Requirements:
(i)	relating to its business generally; and
(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to:

(A)	the ISM Code;
(B)	the ISPS Code;
(C)	all Environmental Laws;
(D)	all Sanctions; and
(E)	the laws of the Approved Flag; and
(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals.
24.11	ISPS Code

Without limiting paragraph (a) of Clause 24.10 (Compliance with laws etc.), each Owner shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and
(b)	maintain an ISSC for that Ship; and
(c)	notify the Facility Agent promptly in writing of any actual or threatened withdrawal, suspension, cancellation or material modification of the ISSC.
24.12	Trading in war zones or excluded areas

No Owner shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers or which is otherwise excluded from the scope of coverage of the obligatory insurances unless:

(a)	notice to the Facility Agent has been given; and
(b)	that Owner has (at its expense) effected, or provided for the equivalent of, any special, additional or modified insurance cover which is appropriate in the circumstances.

24.13	Green recycling

The Obligors shall maintain a policy that provides that each vessel owned by any member of the Group or sold to an intermediary with the intention of being recycled:

(a)

is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of The Hong Kong Convention and/or the EU Ship Recycling Regulation; or

(b)

to the extent that the Hong Kong Convention has not been ratified or otherwise is not yet in force at the time of such scrapping, the Borrower shall use best endeavors to ensure that such vessel is scrapped in compliance with the Hong Kong Convention and/or the EU Ship Recycling Regulation.

24.14	Provision of information

Without prejudice to Clause 20.5 (Information: miscellaneous) each Owner shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it reasonably requests regarding its compliance, the Approved Technical Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code and, upon the Facility Agent's request, promptly provide copies of the Ship's Safety Management Certificate and any relevant Document of Compliance.

24.15	Notification of certain events

Each Owner shall, in respect of the Ship owned by it, immediately notify the Facility Agent by email, confirmed forthwith by letter, of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;
(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;
(c)	any requisition of that Ship for hire;
(d)	any requirement or recommendation affecting class made in relation to that Ship by any insurer or classification society which is not complied with as required;
(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;
(f)	any Environmental Claim made against that Owner or in connection with that Ship, or any Environmental Incident;
(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Owner, an Approved Technical Manager or otherwise in connection with that Ship; or
(h)	any matter, event or incident that results in the Approved Technical Manager's Document of Compliance or a Ship's Safety Management Certificate being withdrawn;
(i)	any notice, or that Owner becoming aware, of any claim, action, suit, proceeding or investigation against any Transaction Obligor, any of its Subsidiaries or any of their respective directors, officers, employees or agents with respect to a potential violation of Sanctions by such entity; or

(j)

any circumstances which, based on initial investigation or information, could give rise to a breach of any representation or undertaking in this Agreement, or any Event of Default, relating to Sanctions, and each Owner shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall reasonably require as to that Owner's, any such Approved Technical Manager's or any other person's response to any of those events or matters.

24.16	Restrictions on chartering, appointment of managers etc.

No Owner shall, in relation to the Ship owned by it (without the consent of the Facility Agent, such consent not to be unreasonably withheld):

(a)	let that Ship on demise charter for any period;
(b)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;
(c)	amend, supplement or terminate a Management Agreement without notifying the Facility Agent;
(d)	appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager;
(e)	agree to any alteration to the terms of an Approved Manager's appointment without notifying the Facility Agent;
(f)	change an Approved Manager of that Ship unless such new Approved Manager is:
(i)	a Subsidiary of Holdings; and
(ii)	executes and delivers a Manager's Undertaking to the Facility Agent;
(g)	de activate or lay up that Ship; or
(h)

put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed US$3,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

24.17	Notice of Mortgage

Each Owner shall keep the relevant Mortgage registered against the Ship owned by it as a valid first preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Owner to the Security Agent.

24.18	Sharing of Earnings

No Owner shall enter into any agreement or arrangement for the sharing of any Earnings other than for the purposes of this Agreement.

24.19	Poseidon Principles

Each Owner shall, upon the request of any Lender and, on or before 31st July in each calendar year, supply or procure the supply (as specified by the relevant Lender) to such Lender of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 27 of Annex VI and any Statement of Compliance, in each case relating to the Ship owned by it for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be “Confidential Information” for the purposes of Clause 46 (Confidential Information) but the Owners acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment.

24.20	Inventory of Hazardous Materials

Each Owner shall maintain an Inventory of Hazardous Materials in respect of the Ship owned by it.

24.21	Notification of compliance

Each Owner shall promptly provide the Facility Agent (i) from time to time upon reasonable request but not more than four times annually or (ii) at any time following the occurrence of an Event of Default, with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 24 (General Ship Undertakings).

25	SECURITY COVER
25.1	Minimum required security cover

Clause 25.2 (Provision of additional security; prepayment) applies if the Facility Agent notifies the Borrower that:

(a)	the aggregate Market Value of each Ship then subject to a Mortgage; plus
(b)	the net realisable value of additional Security previously provided under this Clause 25 (Security Cover),

is below 125 per cent. of the aggregate of the Loan.

25.2	Provision of additional security; prepayment
(a)

If the Facility Agent serves a notice on the Borrower under Clause 25.1 (Minimum required security cover), the Borrower shall, on or before the date falling 15 Business Days after the date on which the Facility Agent's notice is served (the “Prepayment Date”), prepay such part of the Loan as shall eliminate the shortfall.

(b)

The Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realisable value at least equal to the shortfall; and
(ii)	is documented in such terms as the Facility Agent may approve or require (it being understood that cash collateral in dollars is satisfactory and will be valued at par),

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

(c)

If the Borrower has provided additional security in accordance with paragraph 25.2(b) above and can demonstrate compliance with the ratio set out in Clause 25.1 (Minimum required security cover) for a consecutive period of three Months from the date such additional security was provided, the Facility Agent shall take all necessary actions to return such additional security to the Borrower.

25.3	Valuation of Ships
(a)	The Market Value of a Ship at any date is that shown by the arithmetic average of two valuations (one from each Approved Valuer):
(i)	as at a date not more than 30 days previously;
(ii)	each valuation provided by an Approved Valuer selected by the Borrower;
(iii)	without physical inspection of that Ship; and
(iv)

on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment, and if one valuation in respect of a Ship differs by at least 10 per cent. from the other valuation, then a third valuation for that Ship shall be obtained by an Approved Valuer selected by the Facility Agent and the Market Value of that Ship shall be the arithmetic average of all three valuations.

(b)	The Borrower shall provide the valuations addressed to the Facility Agent of each Ship which are required to determine its Market Value pursuant to this Clause:
(i)

semi-annually, at the Borrower's expense, at the same time as the Borrower provides to the Facility Agent the Compliance Certificate pursuant to 20.3 (Compliance Certificate) for the second and fourth quarters of each fiscal year;

(ii)

after the occurrence of an Event of Default which is continuing or if the Facility Agent has determined that the valuation may entitle it to serve a notice under Clause 25.1 (Minimum required security cover), at the Borrower's expense; and

(iii)	whenever else requested by the Facility Agent, without cost to the Borrower.

25.4	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 25.2 (Provision of additional security; prepayment) which constitutes a first preferred or first priority mortgage over a vessel shall be the Market Value of the vessel concerned.

25.5	Valuations binding

Any valuation under this Clause 25 (Security Cover) shall be binding and conclusive as regards the Borrower.

25.6	Provision of information
(a)

Each Obligor shall promptly provide the Facility Agent and any Approved Valuer acting under this Clause 25 (Security Cover) with any information which the Facility Agent or the Approved Valuer may request for the purposes of the valuation.

(b)

If an Obligor fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Valuer or the Facility Agent considers prudent.

25.7	Prepayment mechanism

Any prepayment pursuant to Clause 25.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 8 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 8.5 (Voluntary prepayment of Loan) (but ignoring any restriction as to prepayments being made on the last day of the Interest Period).

26	ACCOUNTS, AND APPLICATION OF EARNINGS AND HEDGE RECEIPTS
26.1	Account

The Borrower shall open and maintain the Earnings Account.

26.2	Payment of Earnings and Hedge Receipts
(a)	Each Owner shall ensure that, subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid into the Earnings Account.
(b)	The Borrower shall ensure that all Hedge Receipts are paid in to the Earnings Account.
26.3	Application of Earnings and Hedge Receipts

The Borrower shall apply any amounts standing to the credit of the Earnings Account in repayment of all amounts due to the Finance Parties and/or K-SURE under the Finance Documents and the K-SURE Insurance Policy provided that:

(a)	there shall be no restrictions on the cash deposited in the Earnings Account or the Borrower's use of such cash; and

(b)

following the occurrence of an Event of Default, all amounts standing to the credit of the Earnings Accounts shall be applied in satisfaction of the Obligors' obligations under the Finance Documents pursuant to Clause 31.28 (Application of receipts).

26.4	Location of Earnings Account

Each Obligor shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of any Earnings Account; and
(b)

execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent, Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account.

27	EVENTS OF DEFAULT
27.1	General

Each of the events or circumstances set out in this Clause 27 (Events of Default) is an Event of Default except for Clause 27.19 (Acceleration) and Clause 27.20 (Enforcement of security).

27.2	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless, in respect of non-payments of interest only payable under the Finance Documents, such payment is made within three Business Days of its due date.

27.3	Specific obligations

A breach occurs of Clause 21 (Financial Covenants), Clause 22.4 (Compliance with Sanctions), Clause 22.5 (Embargoed person), Clause 22.6 (Anti-corruption and anti-terrorism), Clause

22.12 (Title), Clause 22.14 (Disposals), Clause 22.15 (Merger), Clause 22.16 (Change of business), Clause 22.13 (Negative pledge), Clause 23 (Insurance undertakings), Clause 24.10 (Compliance with laws etc.) and Clause 25.2 (Provision of additional security; prepayment).

27.4	Other obligations
(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.2 (Non-payment) and Clause 27.3 (Specific obligations)).
(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the Facility Agent giving notice to the Borrower or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

27.5	Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been, in the opinion of the Facility Agent (acting reasonably), materially incorrect or misleading when made or deemed to be made.

27.6	Cross default
(a)	Any Financial Indebtedness of an Obligor is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any Obligor declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)

Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(d)

No Event of Default will occur under this Clause 27.6 (Cross default) in respect of any Financial Indebtedness of an Obligor if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than US$25,000,000 (or its equivalent in any other currency).

27.7	Insolvency
(a)	An Obligor:
(i)	is unable or admits inability to pay its debts as they fall due;
(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;
(iii)	suspends or threatens to suspend making payments on any of its debts; or
(iv)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to restructuring any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).
(c)

A moratorium is declared in respect of any indebtedness of any Obligor, with such moratorium continuing undismissed for 60 days or a court order approving or ordering any of the foregoing shall be entered. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

27.8	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;
(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or
(iv)	enforcement of any Security over:

(A)	any assets of an Owner or the Borrower; or
(B)	any material assets of any other Obligor the enforcement of which would have a Material Adverse Effect,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.
27.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any material asset or assets of an Obligor (other than an arrest or detention of a Ship referred to in paragraph (d) of Clause 8.6 (Mandatory prepayment on sale or Total Loss)) with an aggregate value in excess of US$25,000,000 remains undischarged or unstayed for a period of 30 consecutive days.

27.10	ERISA Event

One or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, or any event similar to the foregoing shall have occurred or exists with respect to a Non-U.S. Plan, including, but not limited to, the issue of a Financial Support Direction and/or a Contribution Notice or the winding-up of the Non-U.S. Plan, in any such case that would reasonably be expected to result in a Material Adverse Effect.

27.11	Unlawfulness, invalidity and ranking
(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.
(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.
(c)

Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Unless permitted by any Finance Document, any Transaction Security proves to have ranked after, or loses its priority to, any other Security.
27.12	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy unless the Facility Agent (acting on behalf of the Majority Lenders) in its reasonable opinion determines that such imperilment or jeopardy is capable of remedied and is rectified within such period as the Facility Agent (acting on behalf of the Majority Lenders) shall reasonably specify.

27.13	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

27.14	Expropriation

The authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or its material assets, in any such case that would reasonably be expected to have a Material Adverse Effect other than:

(a)	an arrest or detention of a Ship referred to in Clause in paragraph (d) of Clause 8.6 (Mandatory prepayment on sale or Total Loss); or
(b)	any Requisition.
27.15	Repudiation and rescission of agreements

A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

27.16	Litigation

Any judgment or order of a court, arbitral body or agency of competent jurisdiction is entered against any Obligor in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any Obligor or is levied on its assets which, if not covered by a bond or an insurance company which is unaffiliated with the Group with a financial strength rating equivalent of at least A-, for the payment of more than US$25,000,000 (it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company or such insurance company has not been promptly notified of such amounts), has remained undischarged and unstayed for a period of 30 consecutive days.

27.17	Listing

Holdings fails to cause its common Equity Interests to remain listed on the New York Stock Exchange or, if applicable, the NASDAQ Stock Market or another nationally recognised stock exchange approved in writing by the Majority Lenders.

27.18	Material adverse change

Any event or circumstance occurs which has (in the reasonable opinion of the Majority Lenders) to have a Material Adverse Effect.

27.19	Acceleration

On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Borrower:
(i)	cancel the Available Commitment of each Lender, whereupon they shall immediately be cancelled;

(ii)

declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or
(b)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under sub-paragraphs (i), (ii) and (iii) of paragraph (a) above simultaneously or on different dates and any Servicing Party may take any action referred to in paragraph (b) above or Clause 27.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

27.20	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 27.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO PARTIES

28	CHANGES TO THE LENDERS AND HEDGE COUNTERPARTIES
28.1	Assignments and transfers by the Lenders

Subject to this Clause 28 (Changes to the Lenders and Hedge Counterparties) and without prejudice to any requirement for the consent of K-SURE under the terms of a K-SURE Insurance Policy, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or
(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to K-SURE, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

28.2	Conditions of assignment or transfer
(a)	The prior written consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:
(i)	to K-SURE
(ii)	to another Lender or an Affiliate of a Lender;
(iii)	if the Existing Lender is a fund, to a fund which is a Related Fund; or
(iv)	made at a time when an Event of Default is continuing.
(b)

The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)

The consent of K-SURE is required for an assignment or transfer by an Existing Lender in respect of a Commitment under a K-SURE Covered Tranche or a K-SURE Covered Loan unless the assignment or transfer is to K-SURE.

(d)	An assignment will only be effective on:
(i)

receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it had been an Original Lender and the Facility Agent's recordation of that assignment in the Lender Register; and

(ii)	performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)

Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

(f)	A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer) is complied with.
(g)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents to a person other than K-SURE or changes its Facility Office; and
(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(h)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$5,000 unless the New Lender is K-SURE in which case no fee shall be payable.

28.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;
(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:
(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28 (Changes to the Lenders and Hedge Counterparties); or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.
28.5	Procedure for transfer
(a)

Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and the Facility Agent records the transfer in the Lender Register. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)

The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:
(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)

the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.
28.6	Procedure for assignment
(a)

Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender and the Facility Agent records the assignment in the Lender Register. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:
(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)

Lenders may utilise procedures other than those set out in this Clause 28.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 28.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.2 (Conditions of assignment or transfer).

28.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

28.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 28 (Changes to the Lenders and Hedge Counterparties), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.9	Pro rata interest settlement
(a)

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.5 (Procedure for transfer) or any assignment pursuant to Clause 28.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 28.9 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.
(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 28.9 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

28.10	Transfers to K-SURE
(a)

If a Lender receives a payment from K-SURE under a K-SURE Insurance Policy in respect of its participation in the Loan, then, to the extent that it is required to do so by K-SURE pursuant to the terms of that K-SURE Insurance Policy, that Lender shall, at the cost of the Borrower and without any requirement for the consent of the Borrower, transfer to K-SURE (in accordance with, and subject to, this Clause) a part of its participation in the Loan equal to the amount paid to it by K-SURE.

(b)

A transfer pursuant to paragraph 28.10(a) above shall not limit the rights of the relevant Lender to recover any remaining part of its participation in the Loan or any other moneys owing to it under this Agreement or any other Finance Documents.

(c)	If K-SURE makes any payment to a Lender under a K-SURE Insurance Policy:
(i)	the obligations and liabilities of the Obligors (and of any of them) under this Agreement and each of the other Finance Documents shall not be reduced, discharged nor affected in any way;
(ii)	K-SURE shall be subrogated to the rights of that Lender against the Obligors under this Agreement and each of the other Finance Documents;
(iii)

K-SURE shall be entitled to the extent of such payment to exercise the rights of that Lender against the Obligors (and against any of them) under this Agreement and each of the other Finance Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued on it are fully reimbursed to K-SURE; and

(iv)

with respect to the obligations and liabilities of the Obligors owed to that Lender under the Finance Documents (or any of them), such obligations and liabilities shall additionally be owed to K-SURE by way of subrogation of the rights of that Lender.

(d)	The Borrower shall indemnify K-SURE in respect of any costs or expenses (including legal fees) suffered or incurred by K-SURE in connection with any transfer referred to in paragraph 28.10(a) above.

28.11	Lender Register

The Facility Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment Agreement and each Transfer Certificate delivered to it pursuant to this Clause and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loan owing to, each Lender pursuant to this Agreement from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive absent manifest error, and the Obligors, the Facility Agent, the Security Agent and the Lenders shall treat each person whose name is recorded in the Lender Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Finance Documents, notwithstanding any notice to the contrary. The Facility Agent shall provide a copy of the Lender Register within 10 Business Days of a reasonable request by any Obligor or any Lender (with respect to such Lender’s own interest only).

28.12	Sub-participant Register

Each Lender that sells or grants a sub-participation in the Loan shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each sub-participant and the principal amount of each sub-participant’s interest in the Loan from time to time (the “Sub-participant Register”), provided that no Lender shall have any obligation to disclose any portion of the Sub-participant Register to any person except to the extent that such disclosure is necessary to establish that such sub-participation is in registered form under section 5f.103-1(c) of the US Treasury Regulations, in which case it shall be disclosed within 10 Business Days of a reasonable request to do so. The entries in the Sub-participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Sub-participant Register as the owner of its sub-participation for all purposes of this Agreement notwithstanding any notice to the contrary.

29	CHANGES TO THE OBLIGORS
29.1	Assignment or transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

29.2	Release of security
(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:
(i)	the disposal is permitted by the terms of any Finance Document;
(ii)	all the Lenders agree to the disposal;
(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or
(iv)	the disposal is being effected by enforcement of a Security Document,

the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)

If the Security Agent is satisfied that a release is allowed under this Clause 29.2 (Release of security) (at the request and expense of the Borrower) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

30	THE FACILITY AGENT AND THE ARRANGER
30.1	Appointment of the Facility Agent
(a)	Each of the Arranger, the Lenders and the Hedge Counterparties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.
(b)

Each of the Arranger, the Lenders and the Hedge Counterparties authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Instructions
(a)	The Facility Agent shall:
(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders; and
(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)

The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;
(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.
(e)

If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 45 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)

In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)

The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)

Without prejudice to the remainder of this Clause 30.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)

The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

30.3	Duties of the Facility Agent
(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(c)	Without prejudice to Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.
(d)

Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)

The Facility Agent shall provide to the Borrower, a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

(h)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
30.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

30.5	No fiduciary duties
(a)	Nothing in any Finance Document constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.
(b)	Neither the Facility Agent nor the Arranger shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.
30.6	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 35.5 (Application of receipts; partial payments).

30.7	Business with the Group

The Facility Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.8	Rights and discretions
(a)	The Facility Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of sub-paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.2 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by the Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)

The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.
(h)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.9	Responsibility for documentation

Neither the Facility Agent nor the Arranger is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.10	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.
30.11	Exclusion of liability
(a)	Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 35.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or
(iv)	without prejudice to the generality of sub-paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:
(i)	any “know your customer” or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

30.12	Lenders' indemnity to the Facility Agent
(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.
30.13	Resignation of the Facility Agent
(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.
(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.
(c)

If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)	If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 30 (The Facility Agent and the Arranger) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

(e)

The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.
(g)

Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Facility Agent) and this Clause 30 (The Facility Agent and the Arranger) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrower.

(i)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.
(j)

The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)

the Facility Agent fails to respond to a request under Clause 13.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Facility Agent pursuant to Clause 13.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

30.14	Confidentiality
(a)

In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Relationship with the other Finance Parties
(a)

Subject to Clause 28.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

(b)

Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)

Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and

(where communication by electronic mail or other electronic means is permitted under Clause 38.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 38.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 38.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

30.16	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)

the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)

the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.17	Facility Agent's management time

Any amount payable to the Facility Agent under Clause 15.3 (Indemnity to the Facility Agent), Clause 17 (Costs and Expenses) and Clause 30.12 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 12 (Fees and K-SURE Insurance Premium).

30.18	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.19	Reliance and engagement letters

Each Secured Party confirms that each of the Arranger and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.20	Full freedom to enter into transactions

Without prejudice to Clause 30.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)

to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to any Obligor or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

30.21	Amounts paid in error
(a)

If the Facility Agent pays an amount to another Party and the Facility Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(b)	Neither:
(i)	the obligations of any Party to the Facility Agent; nor
(ii)	the remedies of the Facility Agent,

(whether arising under this Clause 30.21 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party).

(c)

All payments to be made by a Party to the Facility Agent (whether made pursuant to this Clause 30.21 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, “Erroneous Payment” means a payment of an amount by the Facility Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error.
31	THE SECURITY AGENT
31.1	Trust
(a)

The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 31 (The Security Agent) and the other provisions of the Finance Documents.

(b)

Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Parallel Debt (Covenant to pay the Security Agent)
(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.
(b)	The Parallel Debt of an Obligor:
(i)	shall become due and payable at the same time as its Corresponding Debt;
(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:
(i)	is the independent and separate creditor of each Parallel Debt;
(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and
(iii)

shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:
(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and
(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)

All amounts received or recovered by the Security Agent in connection with this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 35.5 (Application of receipts; partial payments).

(f)	This Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.
31.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

31.4	Instructions
(a)	The Security Agent shall:
(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in a Finance Document;
(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;
(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.
(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:
(A)	Clause 31.28 (Application of receipts);
(B)	Clause 31.29 (Permitted Deductions); and
(C)	Clause 31.30 (Prospective liabilities).
(e)

If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 45 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:
(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)

The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)

Without prejudice to the remainder of this Clause 31.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)

The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

31.5	Duties of the Security Agent
(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.
(c)

Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
31.6	No fiduciary duties
(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.
(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.
31.7	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

31.8	Rights and discretions
(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;
(B)	unless it has received notice of revocation, that those instructions have not been revoked;
(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of sub-paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)

The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:
(i)	no Default has occurred;
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by the Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(e)

Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.

(h)

Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.9	Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.
31.11	Exclusion of liability
(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or
(iv)	without prejudice to the generality of sub-paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:
(i)	any “know your customer” or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

31.12	Lenders' indemnity to the Security Agent
(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Security Agent's or Receiver's gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

31.13	Resignation of the Security Agent
(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.
(b)	Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.
(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)

The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent's resignation notice shall only take effect upon:
(i)	the appointment of a successor; and
(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.
(f)

Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 31.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 15.5 (Indemnity to the Security Agent) and this Clause 31 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.
31.14	Confidentiality
(a)

In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

31.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)

the adequacy, accuracy or completeness of any other information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)

the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

31.16	Security Agent's management time
(a)

Any amount payable to the Security Agent under Clause 15.5 (Indemnity to the Security Agent), Clause 17 (Costs and Expenses) and Clause 31.12 (Lenders' indemnity to the Security Agent) shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 12 (Fees and K-SURE Insurance Premium).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;
(ii)

the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)

If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

31.17	Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

31.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Assets;
(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;
(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Finance Document.

31.19	Insurance by Security Agent
(a)	The Security Agent shall not be obliged:
(i)	to insure any of the Security Assets;
(ii)	to require any other person to maintain any insurance; or
(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

31.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

31.21	Delegation by the Security Agent
(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

31.22	Additional Security Agents
(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(i)	if it considers that appointment to be in the interests of the Secured Parties; or
(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

31.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

31.24	Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

31.25	Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and
(b)

no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 31.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

31.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

31.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

31.28	Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 31 (The Security Agent), the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 31 (The Security Agent)), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent))) or any Receiver or Delegate;
(b)

in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 35.5 (Application of receipts; partial payments);

(c)

if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Obligor.
31.29	Permitted Deductions

The Security Agent may, in its discretion:

(a)

set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)

pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

31.30	Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 31.28 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and
(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

31.31	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 31.28 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of Clause 31.28 (Application of receipts).

31.32	Currency conversion
(a)

For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
31.33	Good discharge
(a)

Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)

The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

31.34	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

31.35	Application and consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 31 (The Security Agent).

31.36	Full freedom to enter into transactions

Without prejudice to Clause 31.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)

to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

32	K-SURE AGENT
32.1	Appointment and duties of K-SURE Agent
(a)	Each Lender appoints the K-SURE Agent to act as its agent under and in connection with each K-SURE Insurance Policy and the Finance Documents.

(b)

Each Lender authorises the K-SURE Agent to exercise the rights, powers, authorities and discretions specifically given to the K-SURE Agent under, or in connection with, each K-SURE Insurance Policy and the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)	The K-SURE Agent shall promptly forward to each Lender the original or a copy of any document which is delivered to the K-SURE Agent for that Lender by any other Party or by K-SURE.
(d)

Except where a K-SURE Insurance Policy or a Finance Document specifically provides otherwise, the K-SURE Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	The K-SURE Agent's duties under each K-SURE Insurance Policy and the Finance Documents are solely mechanical and administrative in nature.
32.2	Application of certain Clauses

The provisions of Clauses 30.7 (Business with the Group), 30.8 (Rights and discretions), 30.9 (Responsibility for documentation), 30.11 (Exclusion of liability), 30.12 (Lenders' indemnity to the Facility Agent), 30.13 (Resignation of the Facility Agent), 30.14 (Confidentiality), 30.15 (Relationship with the other Finance Parties), 30.16 (Credit appraisal by the Finance Parties) and 30.20 (Full freedom to enter into transactions) shall apply in respect of the K-SURE Agent in its capacity as such as if each reference to the Facility Agent were a reference to the K-SURE Agent and each reference to the Finance Documents or Transaction Documents included a reference to the relevant K-SURE Insurance Policy.

32.3	K-SURE Covered Tranche Lenders' representations

Each Lender represents and warrants to the K-SURE Agent that:

(a)

no information provided by it in writing to the K-SURE Agent or to K-SURE prior to the date of this Agreement was untrue or incorrect in any material respect except to the extent that it, in the exercise of reasonable care and due diligence prior to giving such information, could not have discovered the error or omission;

(b)

it has not taken (or failed to take), and agrees that it shall not take (or fail to take), any action that would result in the K-SURE Agent being in breach of any of its obligations in its capacity as K-SURE Agent under a K-SURE Insurance Policy or any of the Finance Documents, or result in the Lenders being in breach of any of their respective obligations as insured parties under a K-SURE Insurance Policy, or which would otherwise prejudice the K-SURE Agent's ability to make a claim on behalf of the Lenders under any K-SURE Insurance Policy;

(c)	it has reviewed each K-SURE Insurance Policy and is aware of its provisions; and
(d)	the representations and warranties made by the K-SURE Agent on its behalf under each K-SURE Insurance Policy are true and correct with respect to it in all respects.
32.4	Claims under K-SURE Insurance Policy
(a)	All communication between the Finance Parties and K-SURE shall be carried out exclusively through the K-SURE Agent.

(b)

Each Lender acknowledges and agrees that it shall have no entitlement to make any claim or to take any action whatsoever under or in connection with a K-SURE Insurance Policy except through the K-SURE Agent and that all of the rights of the Lenders a K-SURE Insurance Policy shall only be exercised by the K-SURE Agent.

32.5	Application of receipts to K-SURE Insurance Premium

The Parties agree that any unpaid K-SURE Insurance Premium and any unpaid fees, costs and expenses of K-SURE shall constitute amounts then due and payable in respect of the Loan under the Finance Documents for the purposes of the amounts then due and payable in respect of paragraph (a) or (b) of Clause 35.5 (Application of receipts; partial payments).

33	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
34	SHARING AMONG THE FINANCE PARTIES
34.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 35 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;
(b)

the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 35 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.5 (Application of receipts; partial payments).

34.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering

Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 35.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

34.3	Recovering Finance Party's rights

On a distribution by the Facility Agent under Clause 34.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

34.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

34.5	Exceptions
(a)

This Clause 34 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

35	PAYMENT MECHANICS
35.1	Payments to the Facility Agent
(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Facility Agent, in each case, specifies.
35.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to an Obligor) and Clause 35.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency, as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrower in a Utilisation Request.

35.3	Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 36 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

35.4	Clawback and pre-funding
(a)

Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)	If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Facility Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to the Facility Agent; and
(ii)

the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

35.5	Application of receipts; partial payments
(a)

If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of:
(A)	any accrued interest and fees due but unpaid to the Lenders under this Agreement; and
(B)	any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparties under the Hedging Agreements;
(iii)	thirdly, in or towards payment pro rata of:
(A)	any principal due but unpaid to the Lenders under this Agreement; and
(B)	any payments as a result of termination or closing out due but unpaid to the Hedge Counterparties under the Hedging Agreements; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Facility Agent shall, if so directed by the Majority Lenders and the Hedge Counterparties, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs

(ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
35.6	No set-off by Obligors
(a)	All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)	Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.
35.7	Business Days
(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
35.8	Currency of account
(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from Obligor under any Finance Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
35.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

35.10	Currency Conversion
(a)

For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

35.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances;

(b)

the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 45 (Amendments and waivers);

(e)

the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 35.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph
(d)	above.
36	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

37	BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
38	NOTICES
38.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

38.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Obligors, that specified in Schedule 1 (The Parties);
(b)

in the case of each Lender, each Hedge Counterparty or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and
(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

38.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 38.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.
(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.
(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

38.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 38.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

38.5	Electronic communication
(a)

Any communication to be made or document to be delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
(b)

Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)

Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)

Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 38.5 (Electronic communication).

38.6	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)

if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.7	Hedging Agreement

Notwithstanding anything in Clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by the Borrower with a Hedge Counterparty in connection with the Facilities.

39	CALCULATIONS AND CERTIFICATES
39.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

39.3	Day count convention and interest calculation
(a)

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.
40	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41	REMEDIES AND WAIVERS
(a)

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

(b)

No variation or amendment of a Finance Document shall be valid unless in writing and signed by or on behalf of all the relevant Finance Parties in accordance with the provisions of Clause 45 (Amendments and waivers).

42	ENTIRE AGREEMENT
(a)

This Agreement, in conjunction with the other Finance Documents, constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter.

(b)

Each Party acknowledges that it has not entered into this Agreement or any other Finance Document in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or in any other Finance Document.

43	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

44	IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, an Obligor or by any other person in purported payment or discharge of an obligation of that Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

45	AMENDMENTS AND WAIVERS
45.1	Required consents
(a)

Subject to Clause 45.2 (All Lender matters) and Clause 45.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders, K-SURE and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 45 (Amendments and waivers).
(c)	The Facility Agent shall notify K-SURE of any amendment or waiver effected pursuant to this Clause.
(d)

Without prejudice to the generality of Clause 30.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(e)	Paragraph (c) of Clause 28.9 (Pro rata interest settlement) shall apply to this Clause 45 (Amendments and waivers).
45.2	All Lender matters
(a)	Subject to Clause 45.4 (Changes to reference rates), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:
(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);
(ii)	a postponement to or extension of the date of payment of any amount under the Finance Documents;
(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;
(iv)	a change in currency of payment of any amount under the Finance Documents;
(v)

an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the relevant Facility or Tranche;

(vi)	a change to any Obligor other than in accordance with Clause 29 (Changes to the Obligors);
(vii)	any provision which expressly requires the consent of all the Lenders;
(viii)	this Clause 45 (Amendments and waivers);
(ix)

any change to the preamble (Background), Clause 2 (The Facilities), Clause 3 (Purpose), Clause 6 (Utilisation), Clause 7.4 (Effect of cancellation and prepayment on scheduled repayments and reductions), Clause 8.2 (Change of control), Clause 8.4 (Cancellation upon termination or cancellation of Shipbuilding Contract), Clause 8.6 (Mandatory prepayment on sale or Total Loss) or Clause (d) (Mandatory prepayment of Hedging Prepayment Proceeds), Clause 9 (Interest), Clause 22.4 (Compliance with Sanctions),

22.5 (Embargoed person), Clause 24.10 (Compliance with laws etc.), Clause 26 (Accounts, and application of Earnings and Hedge Receipts), Clause 28 (Changes to the Lenders and Hedge Counterparties), Clause 34 (Sharing among the Finance Parties), Clause 49 (Governing Law) or Clause 50 (Enforcement);

(x)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:
(A)	the guarantees and indemnities granted under Clause 18 (Guarantee and Indemnity) or any other guarantee and indemnity forming part of the Finance Documents;
(B)	the Security Assets; or
(C)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (B) and (C) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(xi)

the release or any material variation of the guarantees and indemnities granted under Clause 18 (Guarantee and Indemnity) or of any Transaction Security or any guarantee, indemnity or subordination arrangement set out in a Finance Document unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

(b)	The Borrower and the Facility Agent, the Arranger or, the Security Agent, or the K-SURE Agent as applicable, may amend or waive a term of a Fee Letter to which they are party.
(c)

An amendment or waiver which relates to the rights or obligations of a Servicing Party, the K-SURE Agent or the Arranger (each in their capacity as such) may not be effected without the consent of that Servicing Party or, as the case may be, the K-SURE Agent or the Arranger.

45.3	Other exceptions
(a)

An amendment or waiver which relates to the rights or obligations of a Servicing Party or the Arranger (each in their capacity as such) may not be effected without the consent of that Servicing Party or the Arranger, as the case may be.

(b)

An amendment or waiver which relates to and would adversely affect the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.

(c)	The Borrower and the Facility Agent, the Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.
(d)	The relevant Hedge Counterparty and the Borrower may amend, supplement or waive the terms of any Hedging Agreement if permitted by paragraph (f) of Clause 9.5 (Hedging).
45.4	Changes to reference rates
(a)	Subject to Clause 45.3 (Other exceptions), any amendment or waiver which relates to:
(i)	providing for the use of a Replacement Reference Rate in place of that Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;
(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;
(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within five Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:

(i)

its Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(c)In this Clause 45.4 (Changes to reference rates):

“Published Rate” means:

(a)	the RFR; or
(b)	Term SOFR for any Quoted Tenor.

“Quoted Tenor” means any period for which Term SOFR is customarily displayed on the relevant page or screen of an information service.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under sub-paragraph (ii) above;

(b)

in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.
45.5	Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction) and 18.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

46	CONFIDENTIAL INFORMATION
46.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 46.2 (Disclosure of Confidential Information) and Clause 46.4 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

46.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, insurance advisors, insurance brokers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph

(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 30.15 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;
(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.8 (Security over Lenders' rights);
(viii)

which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles;

(ix)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;
(x)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or
(xi)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to sub-paragraphs (iv) and (viii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

46.3	DAC6

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

46.4	Disclosure to numbering service providers
(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;
(iii)	place of incorporation of Obligors;
(iv)	date of this Agreement;
(v)	Clause 49 (Governing Law);
(vi)	the names of the Facility Agent and the Arranger;
(vii)	date of each amendment and restatement of this Agreement;
(viii)	amounts of, and names of, the Facilities (and any Tranches);
(ix)	amount of Total Commitments;
(x)	currency of the Facilities;
(xi)	type of Facilities;
(xii)	ranking of Facilities;
(xiii)	Termination Date(s) for Facilities;
(xiv)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xiii) above; and
(xv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in sub-paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
(d)	The Facility Agent shall notify the Borrower and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.
46.5	Entire agreement

This Clause 46 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

46.6	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

46.7	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 46.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 46 (Confidential Information).
46.8	Use of logo and/or trademark

The Facility Agent and/or the Arranger and/or K-SURE shall have the right, at their expense to publish information about their participation in the Facilities and have the right to use the Group's logo and trademark with the prior written consent of the Borrower (not to be unreasonably withheld) in connection with such publication.

46.9	Continuing obligations

The obligations in this Clause 46 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
47	CONFIDENTIALITY OF FUNDING RATES
47.1	Confidentiality and disclosure
(a)	The Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.
(b)	The Facility Agent may disclose:
(i)	any Funding Rate to the Borrower pursuant to Clause 9.4 (Notifications); and
(ii)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender.

(c)	The Facility Agent and each Obligor may disclose any Funding Rate, to:
(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.
47.2	Related obligations
(a)

The Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:
(i)

of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 47.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 47 (Confidentiality of Funding Rates).

47.3	No Event of Default

No Event of Default will occur under Clause 27.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 47 (Confidentiality of Funding Rates).

48	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

49	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

50	ENFORCEMENT
50.1	Jurisdiction
(a)

Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)

To the extent allowed by law, this Clause 50.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

50.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)

irrevocably appoints Law Debenture Corporate Services Limited of 8th Floor, 100 Bishopsgate, London, EC2N 4AG, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Address for Communication

Seaways LR Holding Corporation	Republic of the Marshall Islands	Seaways LR Holding Corporation c/o International Seaways Ship Management LLC 600 Third Avenue, 39th Floor New York, New York 10016

FAO: Jeffery D. Pribor, Senior Vice President, Chief Financial Officer

Tel: +1

Email:

Name of Guarantor	Place of Incorporation	Address for Communication

International Seaways, Inc.	Republic of the Marshall Islands	International Seaways, Inc.
c/o International Seaways Ship Management LLC
600 Third Avenue, 39th Floor
New York, New York 10016

FAO: Jeffery D. Pribor, Senior Vice President, Chief Financial Officer

Tel: +1

Email:

International Seaways Operating Corporation	Republic of the Marshall Islands	International Seaways, Operating Corporation c/o International Seaways Ship Management LLC 600 Third Avenue, 39th Floor
New York, New York 10016

FAO: Jeffery D. Pribor, Senior Vice President, Chief Financial Officer

Tel: +1

Email: /

/

Seaways Alpha LR Corporation	Republic of the Marshall Islands	To the Borrower

Seaways Beta LR Corporation	Republic of the Marshall Islands	To the Borrower

Seaways Delta LR Corporation	Republic of the Marshall Islands	To the Borrower

Seaways Epsilon LR Corporation	Republic of the Marshall Islands	To the Borrower

Seaways Gamma LR Corporation	Republic of the Marshall Islands	To the Borrower

Seaways Zeta LR Corporation	Republic of the Marshall Islands	To the Borrower

PART B

THE ORIGINAL LENDERS

Name of Commercial Lender	Commitment	Address for Communication
DNB Capital LLC	Commercial Tranche:	DNB Capital LLC
	US$91,899,894	30 Hudson Yard, 81st Floor
500 West 33rd Street
New York, New York, 10001
Attention: Loan Administrator
Email:

Name of K-SURE Covered Lender	Commitment		Address for Communication
DNB Capital LLC	K-SURE Covered Tranche A:	US$40,775,357	DNB Capital LLC
30 Hudson Yard, 81st Floor
500 West 33rd Street
	K-SURE Covered Tranche B:	US$40,718,657	New York, New York, 10001

	K-SURE Covered Tranche C:	US$42,604,380	Attention: Loan Administrator Email:

	K-SURE Covered Tranche D:	US$42,604,380

	K-SURE Covered Tranche E:	US$36,518,040

	K-SURE Covered Tranche F:	US$36,518,040

	Total:	US$239,738,854

THE HEDGE COUNTERPARTIES

Name of Hedge Counterparty	Address for Communication

DNB Bank ASA, New York Branch	DNB Bank ASA, NY Branch
30 Hudson Yard, 81st Floor
500 West 33rd Street
New York, New York, 10001

Attention: Agency Team
Email:

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

DNB Bank ASA, New York Branch	DNB Bank ASA, NY Branch
30 Hudson Yard, 81st Floor
500 West 33rd Street
New York, New York, 10001

Attention: Agency Team
Email:

Name of Security Agent	Address for Communication

DNB Bank ASA, New York Branch	DNB Bank ASA, NY Branch
30 Hudson Yard, 81st Floor
500 West 33rd Street
New York, New York, 10001

Attention: Agency Team
Email:

Name of K-SURE Agent	Address for Communication

DNB Bank ASA, New York Branch	DNB Bank ASA, NY Branch
30 Hudson Yard, 81st Floor
500 West 33rd Street
New York, New York, 10001

Attention: Agency Team
Email:

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST

1	Obligors
1.1	A copy of the constitutional documents of each Obligor.
1.2	A copy of a resolution of the board of directors of each Obligor:
(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	If required, an original of the power of attorney of any Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.
1.4	A specimen of the signature of each person executing a Finance Document that is authorised by the resolution referred to in paragraph 1.2 above.
1.5

A copy of a resolution signed by the Borrower as the holder of the issued shares in each Owner, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Owner is a party.

1.6

A certificate of each Obligor (signed by director or a senior officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.7

A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Shipbuilding Contracts and other Documents
2.1	Copies of each Shipbuilding Contract and of all documents signed or issued by an Owner.
2.2	Such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution of the Shipbuilding Contract by each of the parties to it.
2.3	Copies of the Hedging Agreement executed by a Hedge Counterparty and the Borrower (if applicable).

3	Finance Documents
3.1	Duly executed copies of each Subordination Agreement and, where applicable, copies of each Subordinated Finance Document.
3.2	Duly executed copies of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).
3.3	A duly executed copy of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent).
3.4	A duly executed copy of the Account Security in relation to the Earnings Account and of the Shares Security in respect of each Owner (and of each document to be delivered under each of them).
3.5	A duly executed copy of the Hedging Agreement Security in respect of the Borrower (and of each document to be delivered under it).
3.6	A duly executed copy of each Subordinated Debt Security.
4	Legal opinions
4.1

A legal opinion of Watson Farley & Williams LLP, legal advisers to the Arranger, the Facility Agent, the K-SURE Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders and K-SURE before signing this Agreement.

4.2

If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger, the Facility Agent, the K-SURE Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders and K-SURE before signing this Agreement.

5	Other documents and evidence
5.1	Evidence that any process agent referred to in Clause 50.2 (Service of process), if not an Obligor, has accepted its appointment.
5.2

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

5.3	The Original Financial Statements of Holdings.
5.4	The original of any mandates or other documents required in connection with the opening or operation of the Earnings Account.
5.5

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees and K-SURE Insurance Premium) and Clause 17 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B

CONDITIONS PRECEDENT TO UTILISATION OF K-SURE TRANCHE

1	Obligors

A certificate of an authorised signatory of the Borrower and the relevant Owner certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date.

2	Ship and other security

A duly executed original of the Mortgage and the General Assignment in respect of the relevant Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of the relevant Ship has been duly recorded as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

2.1	Documentary evidence that the relevant Ship:
(a)

has been unconditionally delivered by the Builder to, and accepted by, the relevant Owner under the Shipbuilding Contract and that the full purchase price payable and all other sums due to the Builder under the Shipbuilding Contract, other than the sums to be financed pursuant to the Utilisation of the relevant Advance, have been paid to the Builder;

(b)	is definitively and permanently registered in the name of the relevant Owner under the Approved Flag;
(c)	is in the absolute and unencumbered ownership of the relevant Owner save as contemplated by the Finance Documents;
(d)	maintains the Approved Classification with the Approved Classification Society free of all recommendations and conditions of the Approved Classification Society; and
(e)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.
2.2

Documents establishing that the relevant Ship will, as from the Utilisation Date of the Advance, be managed commercially by its Approved Commercial Manager and managed technically by its Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager's Undertaking for the Approved Technical Manager and Approved Commercial Manager (other than Panamax International) of that Ship; and
(b)

where available, copies of the Inventory of Hazardous Materials relating to the relevant Ship, the relevant Approved Technical Manager's Document of Compliance and that Ship's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to that Ship including without limitation an ISSC.

2.3

In respect of the first and final Ships to be delivered only, an opinion from an external independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

2.4

Two valuations of the relevant Ship addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purpose of this Agreement and dated not earlier than 30 days before the relevant Utilisation Date.

3	K-SURE Insurance Policy
3.1	A duly executed original of the relevant K-SURE Insurance Policy on terms satisfactory to the K-SURE Agent and all the Lenders, together with an English transaction.
3.2	Evidence that the relevant K-SURE Insurance Premium has been paid in full.
3.3	Confirmation from K-SURE addressed to the K-SURE Agent that the relevant K-SURE Insurance Policy is in full force and effect.
3.4

A letter addressed to the K-SURE Agent from Lee & Ko, legal advisers to the K-SURE Agent and the Lenders in Korea, confirming that the terms of the Finance Documents are not, or will not upon execution be, inconsistent or in conflict with the provisions of the relevant K-SURE Insurance Policy.

3.5

A legal opinion of Lee & Ko, legal advisers to the K-SURE Agent and the Lenders in Korea, substantially in the form distributed to the K-SURE Agent and the Original Lenders before signing this Agreement and confirming, amongst other things, that the relevant K-SURE Insurance Policy has been duly issued by K-SURE and that it is legal, valid and binding on K-SURE.

4	Legal opinions

Legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the relevant Ship, England and the Marshall Islands and such other relevant jurisdictions as the Facility Agent may require.

5	Other documents and evidence
5.1

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees and K-SURE Insurance Premium) and Clause 17 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

5.2

A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document referred to in Paragraph 2 (Ship and other security) above or for the validity and enforceability of any such Transaction Document.

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

From: SEAWAYS LR HOLDING CORPORATION

To:DNB BANK ASA, NEW YORK BRANCH

Dated: [•]

Seaways LR Holding Corporation – Facilities Agreement dated [•] (the “Agreement”)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2	We wish to borrow K-SURE Covered Tranche [A][B][C][D][E][F] of the K-SURE Covered Facility on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)
Amount:	[•] or, if less, the Available Facility
Interest Period for the first Advance:	[•]

3	You are authorised and requested to deduct from the Advance prior to funds being remitted the following amounts set out against the following items:

Deductible Items

Facility Agent's solicitors' fees inclusive of disbursements and VAT

[•] legal opinion fees (if any) provided duly invoiced to, and received by, the Facility Agent at least [five] Business Days prior to the Proposed Utilisation Date

Net proceeds of Advance

4	We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause

4.2 (Further conditions precedent) of the Agreement as they relate to the Advance to which this Utilisation Request refers is satisfied on the date of this Utilisation Request.

5	The [net] proceeds of this Advance should be credited to a suspense account with the following details:

[account details]

and be released pursuant to the terms of a MT199, substantially in the form attached to this Utilisation Request and in any event per Clause 6.9 (Prepositioning of funds) of the Agreement.

6This Utilisation Request is irrevocable.

Yours faithfully

Name:
Title:
for and on behalf of
SEAWAYS LR HOLDING CORPORATION

PART B

SELECTION NOTICE

From: SEAWAYS LR HOLDING CORPORATION

To:DNB BANK ASA, NEW YORK BRANCH

Dated: [•]

Seaways LR Holding Corporation - Facilities Agreement dated [•] (the “Agreement”)

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.
2	We request that the next Interest Period for the [K-SURE Covered][Commercial] Loan relating to Ship [A][B][C][D][E][F] be [•].

3This Selection Notice is irrevocable.

Yours faithfully

Name:
Title:
for and on behalf of
SEAWAYS LR HOLDING CORPORATION

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:DNB BANK ASA, NEW YORK BRANCH as Facility Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated: [•]

Seaways LR Holding Corporation – Facilities Agreement dated [•] (the “Agreement”)

1

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 28.5 (Procedure for transfer) of the Agreement:
(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 28.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [•].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) of the Agreement are set out in the Schedule.
3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders) of the Agreement.
4

The New Lender confirms that it has delivered to the Facility Agent and the Obligors a properly completed and executed IRS Form W-8BEN-E or other applicable IRS form (and any document or information required by applicable law, regulations or form instructions to be delivered in connection with such form) accurately stating the New Lender's status for US federal tax withholding purposes.

5	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
6	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.
7	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By: [•]	By: [•]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

Name:
authorised signatory for
DNB BANK ASA, NEW YORK BRANCH
as Facility Agent

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	DNB BANK ASA, NEW YORK BRANCH as Facility Agent and SEAWAYS LR HOLDING CORPORATION as Borrower, for and on behalf of each Obligor

From:[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [•]

Seaways LR Holding Corporation – Facilities Agreement dated [•] (the “Agreement”)

1

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 28.6 (Procedure for assignment) of the Agreement:
(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
(d)

All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

3	The proposed Transfer Date is [•].
4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.
5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) of the Agreement are set out in the Schedule.
6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders) of the Agreement.
7

The New Lender confirms that it has delivered to the Facility Agent and the Obligors a properly completed and executed IRS Form W-8BEN-E or other applicable IRS form (and any document or information required by applicable law, regulations or form instructions to be delivered in connection with such form) accurately stating the New Lender's status for US federal tax withholding purposes.

8

This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower) of the Agreement, to the Borrower (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

9	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.
10	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
11	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By: [•]	By: [•]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

Name:
authorised signatory for
DNB BANK ASA, NEW YORK BRANCH
as Facility Agent

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:DNB BANK ASA, NEW YORK BRANCH as Facility Agent From: SEAWAYS LR HOLDING CORPORATION

Date: [•]

Seaways LR Holding Corporation – Facilities Agreement dated [•] (the “Agreement”)

1

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:
2.1	the Minimum Liquidity Threshold is: [•]
2.2	the Maximum Leverage Ratio is: [•]
2.3	the Working Capital Balance is: [•]
3	We confirm that no Default is continuing.

Name:
Title:
for and on behalf of
SEAWAYS LR HOLDING CORPORATION
as Borrower

SCHEDULE 7

DETAILS OF THE SHIPS

Ship	Hull No.	Owner	To be named	DWT	Contract Price	Change Order Amount	Contractual Delivery Date
Ship A	S-1810	Seaways Alpha LR Corporation	SEAWAYS ALACRAN	73,600	US$57,740,000	US$510,510	31 August 2025
Ship B	S-1811	Seaways Beta LR Corporation	SEAWAYS BALBOA	73,600	US$57,740,000	US$429,510	31 October 2025
Ship C	S-1812	Seaways Delta LR Corporation	SEAWAYS BONITA	73,600	US$60,800,000	US$63,400	28 February 2026
Ship D	S-1813	Seaways Epsilon LR Corporation	SEAWAYS CRISTOBAL	73,600	US$60,800,000	US$63,400	31 March 2026
Ship E	S-1814	Seaways Gamma LR Corporation	SEAWAYS DELGADA	73,600	US$60,800,000	US$63,400	31 August 2026
Ship F	S-1815	Seaways Zeta LR Corporation	SEAWAYS MAGELLAN	73,600	US$60,800,000	US$63,400	30 September 2026

SCHEDULE 8

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 6.1 (Delivery of a Utilisation Request – K-SURE Covered Facility)) or a Selection Notice or such other notice delivered pursuant to Clause 10.1 (Selection of Interest Periods)

Five Business Days before the intended Utilisation Date (Clause 6.1 (Delivery of a Utilisation Request – K-SURE Covered Facility)) or the expiry of the preceding Interest Period (Clause 10.1 (Selection of Interest Periods))

Facility Agent notifies the Lenders of the Advance in accordance with Clause 6.4 (Lenders' participation)	Three Business Days before the intended Utilisation Date.

Reference Rate is fixed	Quotation Day

EXECUTION PAGES

BORROWER
SIGNED by James D. Small III	)
as Secretary and Vice President	) /s/ James D. Small III
for and on behalf of	)
SEAWAYS LR HOLDING CORPORATION	)
in the presence of:	)

Witness' signature:	) /s/ Ivette Roth
Witness' name:	) Ivette Roth
Witness' address:	) 600 Third Avenue, New York, New York 10016

GUARANTORS
SIGNED by James D. Small III	)
as Chief Administrative Officer, Senior Vice	)
President, Secretary and General Counsel	) /s/ James D. Small III
for and on behalf of	)
INTERNATIONAL SEAWAYS, INC.	)
in the presence of:	)

Witness' signature:	) /s/ Ivette Roth
Witness' name:	) Ivette Roth
Witness' address:	) 600 Third Avenue, New York, New York 10016

SIGNED by James D. Small III	)
as Secretary and Senior Vice President	) /s/ James D. Small III
for and on behalf of	)
INTERNATIONAL SEAWAYS OPERATING	)
CORPORATION	)
in the presence of:	)

Witness' signature:	) /s/ Ivette Roth
Witness' name:	) Ivette Roth
Witness' address:	)
600 Third Avenue, New York, New York 10016

SIGNED by James D. Small III	)
as Secretary and Vice President	) /s/ James D. Small III
for and on behalf of	)
SEAWAYS ALPHA LR CORPORATION	)
in the presence of:	)

Witness' signature:	) /s/ Ivette Roth
Witness' name:	) Ivette Roth
Witness' address:	) 600 Third Avenue, New York, New York 10016

SIGNED by James D. Small III	)
as Secretary and Vice President	) /s/ James D. Small III
for and on behalf of	)
SEAWAYS BETA LR CORPORATION	)
in the presence of:	)

Witness' signature:	) /s/ Ivette Roth
Witness' name:	) Ivette Roth
Witness' address:	) 600 Third Avenue, New York, New York 10016

SIGNED by James D. Small III	)
as Secretary and Vice President	) /s/ James D. Small III
for and on behalf of	)
SEAWAYS DELTA LR CORPORATION	)
in the presence of:	)

Witness' signature:	) /s/ Ivette Roth
Witness' name:	) Ivette Roth
Witness' address:	) 600 Third Avenue, New York, New York 10016

SIGNED by James D. Small III	)
as Secretary and Vice President	) /s/ James D. Small III
for and on behalf of	)
SEAWAYS EPSILON LR CORPORATION	)
in the presence of:	)

Witness' signature:	) /s/ Ivette Roth
Witness' name:	) Ivette Roth
Witness' address:	) 600 Third Avenue, New York, New York 10016

SIGNED by James D. Small III	)
as Secretary and Vice President	) /s/ James D. Small III
for and on behalf of	)
SEAWAYS GAMMA LR CORPORATION	)
in the presence of:	)

Witness' signature:	) /s/ Ivette Roth
Witness' name:	) Ivette Roth
Witness' address:	) 600 Third Avenue, New York, New York 10016

SIGNED by James D. Small III	)
as Secretary and Vice President	)/s/ James D. Small III
for and on behalf of	)
SEAWAYS ZETA LR CORPORATION	)
in the presence of:	)

Witness' signature:	) /s/ Ivette Roth
Witness' name:	) Ivette Roth
Witness' address:	) 600 Third Avenue, New York, New York 10016

K-SURE COVERED LENDER

SIGNED by	) /s/ Andrew J. Shohet
duly authorised	)
for and on behalf of	) Name: Andrew J. Shohet
DNB CAPITAL LLC	) Title: Senior Vice President and Head of

) Ocean Industries, North America
) /s/ Cathleen Buckley
) Name: Cathleen Buckley
) Title: Senior Vice President

COMMERCIAL LENDER

SIGNED by	)./s/ Andrew J. Shohet
duly authorised	)
for and on behalf of	).Name: Andrew J. Shohet
DNB CAPITAL LLC	).Title: Senior Vice President and Head of
).Ocean Industries, North America

)./s/ Cathleen Buckley
).Name: Cathleen Buckley
).Title: Senior Vice President

HEDGE COUNTERPARTY

SIGNED by)	/s/ Mita Zalavadia
duly authorised)
for and on behalf of)	Name: Mita Zalavadia
DNB BANK ASA, NEW YORK BRANCH)	Title: Vice President
)

) /s/ Samantha Stone
) Name: Samantha Stone
)	Title: First Vice President

ARRANGER

SIGNED by	) /s/ Daniel Hochstade
duly authorised	)
for and on behalf of	) Name: Daniel Hochstadt
DNB MARKETS, INC.	) Title: Managing Director
)
) /s/ Tor Ivar Hansen
) Name: Tor Ivar Hansen
) Title: Managing Director

FACILITY AGENT

SIGNED by	) /s/ Mita Zalavadia
duly authorised	)
for and on behalf of	) Name: Mita Zalavadia
DNB BANK ASA, NEW YORK BRANCH)Title: Vice President
)
) /s/ Samantha Stone
) Name: Samantha Stone
)	Title: First Vice President
K-SURE AGENT

SIGNED by)	/s/ Mita Zalavadia
duly authorised)
for and on behalf of)	Name: Mita Zalavadia
DNB BANK ASA, NEW YORK BRANCH)	Title: Vice President
)

) /s/ Samantha Stone
) Name: Samantha Stone
) Title: First Vice President

SECURITY AGENT
SIGNED by	) /s/ Mita Zalavadia
duly authorised	)
for and on behalf of	) Name: Mita Zalavadia
DNB BANK ASA, NEW YORK BRANCH	) Title: Vice President
)

) /s/ Samantha Stone
) Name: Samantha Stone
) Title: First Vice President